Exhibit 10.kkkk

EXECUTION COPY

ASSET PURCHASE AGREEMENT

BY AND AMONG

PSI ENERGY, INC.

AND

THE CINCINNATI GAS & ELECTRIC COMPANY

(AS BUYERS)

AND

ALLEGHENY ENERGY SUPPLY COMPANY, LLC,

ALLEGHENY ENERGY SUPPLY WHEATLAND

GENERATING FACILITY, LLC

AND

LAKE ACQUISITION COMPANY, L.L.C.

(AS SELLER PARTIES)

DATED AS OF MAY 6, 2005

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1.1.	Definitions

ARTICLE II PURCHASE AND SALE

2.1.	Purchase and Sale
2.2.	Excluded Assets
2.3.	Assumed Liabilities
2.4.	Excluded Liabilities
2.5.	Procedures for Acquired Assets Not Transferable

ARTICLE III PURCHASE PRICE

3.1.	Purchase Price
3.2.	Possible Purchase Price Adjustment
3.3.	Allocation of Purchase Price
3.4.	Proration

ARTICLE IV THE CLOSING

4.1.	Time and Place of Closing
4.2.	Payment of Purchase Price
4.3.	Deliveries by the Sellers
4.4.	Deliveries by the Buyers

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

5.1.	Organization; Qualification
5.2.	Authority Relative to this Agreement
5.3.	Capitalization and Other Matters
5.4.	Consents and Approvals; No Violation
5.5.	Reports
5.6.	Absence of Certain Changes or Events; No Undisclosed Liabilities
5.7.	Indebtedness of the Sellers
5.8.	Real Property and Related Matters
5.9.	Insurance
5.10.	Environmental Matters
5.11.	Labor and Employment Matters
5.12.	ERISA; Employee Benefit Plans
5.13.	Contracts
5.14.	Legal Proceedings
5.15.	Compliance with Permits and Laws

i

5.16.	Regulation; Sole Purpose
5.17.	Tax Matters
5.18.	Related Party Matters
5.19.	Assets Other than Real Property Interests
5.20.	Intellectual Property
5.21.	Due Diligence Materials
5.22.	No Knowledge of Certain Conditions
5.23.	Disclaimer of Other Representations and Warranties

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYERS

6.1.	Organization
6.2.	Authority Relative to this Agreement
6.3.	Consents and Approvals; No Violation
6.4.	Availability of Funds
6.5.	Litigation
6.6.	No Knowledge of Certain Conditions
6.7.	Due Diligence Investigation and Other Acknowledgements
6.8.	Disclaimer of Other Representations and Warranties

ARTICLE VII COVENANTS OF THE PARTIES

7.1.	Conduct of Business
7.2.	Access to Information
7.3.	Expenses
7.4.	Further Assurances
7.5.	Public Statements
7.6.	Consents and Approvals; Other Obligations
7.7.	Regulatory Approvals
7.8.	Fees and Commissions
7.9.	Tax Matters
7.10.	Employees
7.11.	Risk of Loss
7.12.	Tax Clearance Certificates
7.13.	Non-Use of Allegheny Marks After the Closing
7.14.	Insurance
7.15.	No Solicitation
7.16.	Notifications
7.17.	Notice of Allocation of Acquired Assets
7.18.	Post-Closing Start-Up
7.19.	Waiver of Indiana Responsible Transfer Property Law
7.20.	Certain Transmission Matters

ARTICLE VIII CONDITIONS

8.1.	Conditions to Each Party’s Obligations to Effect the Transaction
8.2.	Conditions to Obligation of the Buyers

8.3.	Conditions to Obligation of the Seller Parties

ARTICLE IX INDEMNIFICATION

9.1.	Indemnification
9.2.	Defense of Claims

ARTICLE X TERMINATION AND ABANDONMENT

10.1.	Termination
10.2.	Procedure and Effect of Termination

ARTICLE XI MISCELLANEOUS PROVISIONS

11.1.	Amendment and Modification
11.2.	Waiver of Compliance
11.3.	Survival
11.4.	Notices
11.5.	Assignment; No Third-Party Beneficiaries
11.6.	Governing Law
11.7.	Counterparts
11.8.	Interpretation
11.9.	Schedules and Exhibits
11.10.	Entire Agreement
11.11.	Bulk Sales or Transfer Laws
11.12.	Consent to Jurisdiction
11.13.	Waiver of Jury Trial
11.14.	Waiver of Consequential, Etc. Damages
11.15.	Specific Performance
11.16.	Change of Structure
11.17.	Certain Approvals

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Bill of Sale
EXHIBIT C	Form of Deeds
EXHIBIT D	Form of FIRPTA Affidavit
EXHIBIT E	Indiana Settlement Agreement

SCHEDULES

1.1(a)(37)(A)	Seller Parties’ Knowledge Persons
1.1(a)(37)(B)	Buyers’ Knowledge Persons
2.1(a)(i)	AESC Contracts and Leases
2.1(a)(ii)	AESC Vehicles
2.1(b)(ii)	Personal Property
2.1(b)(iii)	Permits and Environmental Permits
2.1(b)(iv)	Assumed Contracts
2.1(b)(viii)	Emission Allowances
2.2(f)	Excluded Contracts and Leases
2.4(i)	Excluded Liabilities
5.4(a)	Consents and Approvals
5.5	Reports
5.6(a)	Absence of Certain Changes
5.8	Lake Owned Real Property, Wheatland Owned Real Property and Other Real Property Interests
5.8(a)	Exceptions to Title
5.8(d)	Title Policies
5.8(f)	Leases
5.10(a)	Environmental Matters
5.10(b)	Environmental Permits
5.10(c)	Emission Allowances
5.11	Employees who Provide Services for Wheatland Facility
5.12(a)	Benefit Plans
5.12(f)	Benefit Plan Claims
5.13(a)	Material Contracts
5.13(c)	Transferability of Material Contracts
5.15(a)	Compliance with Permits
5.15(b)	Sellers’ Permits
5.17	Taxes
5.18	Related Party Matters
5.19(a)	Title to Acquired Assets
5.20	Intellectual Property
7.1(a)	Sellers’ Conduct of Business
7.1(a)(xiii)	Maintenance Expenditures
7.1(b)	AESC’s Conduct of Business
7.6(d)	Guarantees

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 6, 2005, by and among PSI Energy, Inc., an Indiana corporation (“PSI Energy”), and The Cincinnati Gas & Electric Company, an Ohio corporation (“CG&E” and, together with PSI Energy, collectively, the “Buyers”), and Allegheny Energy Supply Wheatland Generating Facility, LLC, a Delaware limited liability company and a wholly owned subsidiary of AESC (“Wheatland LLC”), Lake Acquisition Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of AESC (“Lake LLC” and, together with Wheatland LLC, each, individually, a “Seller” and, collectively, the “Sellers”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AESC” and, together with the Sellers, the “Seller Parties”).

W I T N E S S E T H

WHEREAS, Wheatland LLC owns, among other things, a 508-MW (nominal rating) natural gas-fired generating facility located in Wheatland, Indiana (the “Wheatland Facility”) and certain other assets associated therewith, and Lake LLC owns certain real property relating to the Wheatland Facility; and

WHEREAS, the Buyers desire to purchase and assume, and the Sellers desire to sell and convey, certain assets and liabilities relating to the Wheatland Facility, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1.          Definitions.

(a)           As used in this Agreement, the following terms have the meanings specified in this Section 1.1(a).  For capitalized terms used in this Agreement but not defined in this subsection (a), see subsection (b).

(1)           “Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

(2)           “Allegheny Marks” means the names and marks “Allegheny Energy” and “Allegheny” together with all derivations and variations thereof, and the Allegheny Energy, Inc. corporate logo, together with all derivations or variations thereof.

(3)           “Ancillary Agreements” means the Deeds, the Bill of Sale, the Assignment and Assumption Agreement, the Sellers Confidentiality Agreement and any other instruments of sale, transfer, conveyance, assignment or assumption as may be required to convey the Acquired Assets in accordance with this Agreement.

(4)           “Assignment and Assumption Agreement” means the agreement between the Buyers and the Seller Parties pursuant to which, among other things, the Seller Parties shall assign, and the Buyers shall assume, the Assumed Contracts, in substantially the form attached hereto as Exhibit A.

(5)           “Bill of Sale” means the bill of sale by which the title to the personal property included in the Acquired Assets shall be conveyed by the Sellers to the Buyers, in substantially the form attached hereto as Exhibit B.

(6)           “Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York City are authorized by Law or other governmental action to close.

(7)           “Buyers’ Representatives” means the accountants, employees, officers, directors, counsel, environmental consultants, financial advisors and other authorized representatives of the Buyers and their Affiliates.

(8)           “COBRA” means the Consolidated Omnibus Reconciliation Act of 1985, as amended, and any similar applicable state Law.

(9)           “Code” means the Internal Revenue Code of 1986, as amended.

(10)         “Commercially Reasonable Efforts” means efforts that are reasonable for a prudent business enterprise in circumstances similar to those of the performing party, but that do not require the performing party to expend funds other than expenditures that are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing party to satisfy its obligations under this Agreement.

(11)         “Confidentiality Agreement” means that certain Confidentiality Agreement dated as of October 6, 2004, between Cinergy Corp. and AESC, including any amendments or waivers thereto.

(12)         “Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 28, 2004, among AESC, the Lenders and Loan Parties referred to therein, Citicorp North America, Inc., as Administrative Agent, and Citibank, N.A., as Collateral Agent and Intercreditor Agent.

(13)         “Deeds” means special warranty deeds, duly executed by Wheatland LLC and Lake LLC and duly acknowledged, which convey to the Buyers (i) fee simple title to the Owned Real Property and (ii) all of the right, title and interest of the Sellers in and to the Other Real Property Interests, subject, in each case, only to the Permitted Encumbrances, and which shall be in substantially the form attached hereto as Exhibit C and otherwise in a form suitable for recording.

(14)         “Due Diligence Materials” means (i) all due diligence materials provided for review or distributed in written or digital form by the Seller Parties or the Seller Parties’ Representatives to the Buyers or the Buyers’ Representatives, (ii) all written, oral or electronic answers to questions provided by the Seller Parties or the Seller Parties’ Representatives to the

Buyers or the Buyers’ Representatives, and (iii) all materials contained in data rooms or privately-accessible internet sites established by the Seller Parties for purposes of providing due diligence materials to the Buyers or the Buyers’ Representatives.

(15)         “Emission Allowances” means (i) “Allowance,” as that term is defined in 40 CFR § 72.2, and (ii) “NOx Allowance,” as that term is defined in 326 Indiana Administrative Code § 10-4-2(37), in each case, as such terms are defined as of the date hereof.

(16)         “Encumbrances” means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, charges, restrictions on transfer, proxies and voting or other similar agreements, claims and other legal and equitable encumbrances, limitations, title or survey matters and restrictions of any nature whatsoever.

(17)         “Environmental Laws” means all Laws that relate to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or human health and safety relating to Hazardous Substance exposure including, without limitation, Laws which relate to Releases or threatened Releases of Hazardous Substances or otherwise relate to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances.

(18)         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

(19)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(20)         “Existing Debt Documents” means, collectively, (i) the Credit Agreement dated as of March 8, 2004, among Allegheny Energy, Inc., the Lenders and the Lender Parties referred to therein, and Citicorp North America, Inc., as Administrative Agent, (ii) the Credit Agreement, (iii) the Amendment Agreement dated as of October 28, 2004, among AESC, the other Grantors referred to therein, Citibank, N.A., as Collateral Agent, Intercreditor Agent and Depository Bank, and Citicorp North America, Inc., as Administrative Agent, (iv) the Amendment Agreement dated as of March 8, 2004, among AESC, the other Grantors referred to therein, Citibank, N.A., as Collateral Agent, Intercreditor Agent and Depository Bank, and Citicorp North America, Inc., as Administrative Agent, (v) the Security and Intercreditor Agreement, (vi) the Refinancing Indenture referred to in the Security and Intercreditor Agreement, and (vii) other documents, instruments and agreements executed and delivered in connection with or otherwise relating to the foregoing agreements, including any mortgages, deeds of trust, security agreements, financing statements, pledge agreements and other documents creating or evidencing Encumbrances securing the indebtedness or other obligations under the foregoing.

(21)         “Extraordinary Capital Expenditures” means the aggregate amount of all funds actually expended or Liabilities actually incurred (other than such as constitute Assumed Liabilities) by the Seller Parties on capital expenditures associated with the Wheatland Facility or the Site during the period beginning on the date hereof and ending on the Closing Date, but only to the extent such funds were expended, in whole or in part, as required by any change in

Law or as required by any Governmental Entity or quasi regulatory agency, including, without limitation, any independent system operator.

(22)         “FERC” means the Federal Energy Regulatory Commission.

(23)         “Federal Power Act” means the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

(24)         “Final Order” shall mean action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended (without regard to any waiting period prescribed by Law other than waiting periods under the HSR Act).

(25)         “FIRPTA Affidavit” means the Foreign Investment in Real Property Tax Act Certification and Affidavit, in substantially the form attached hereto as Exhibit D.

(26)         “Good Utility Practice” means any of the practices, methods and acts engaged in and approved by a significant portion of the independent electric power generation industry during the relevant time period that, in the exercise of reasonable judgment in light of the applicable manufacturer’s recommendations and the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.  Good Utility Practice is intended to consist of practices, methods or acts generally accepted in the region where the Wheatland Facility is located, and is not intended to be limited to optimum practices, methods or acts to the exclusion of all others.

(27)         “Governmental Entity” means any federal, state or local court, governmental or regulatory authority, agency, commission, body or other governmental entity.

(28)         “Hazardous Substances” means any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning or substance found in any Environmental Law, or any petroleum and all derivatives thereof or synthetic substitutes therefor, and any asbestos or asbestos-containing material.

(29)         “Holding Company Act” means the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

(30)         “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(31)         “Improvements” means all buildings, structures (including all step-up transformers, transmission facilities and lines and gas handling and storage facilities), improvements, machinery, equipment, fixtures and construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, located on the Site, including all generating units located on and affixed to the Wheatland Facility.

(32)         “Income Tax Return” means a Tax Return for any Tax based upon or calculated in whole or in part with respect to net income, gain or profits.

(33)         “Indebtedness” means (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade Liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all Liabilities secured by any lien on any property, and (vi) all guarantee obligations.

(34)         “Independent Accounting Firm” means an independent accounting firm (which may not be the auditors of any party hereto or any of their Affiliates) of national or regional reputation mutually appointed by the Seller Parties and the Buyers.

(35)         “Information Memorandum” means that certain Information Memorandum regarding the Facility, dated September, 2004, and any supplements or amendments thereto to the extent provided to the Buyers or the Buyers’ Representatives.

(36)         “Inventories” means any fuel inventories, materials, spare parts, consumable supplies and chemical and gas inventories located at the Wheatland Facility, in transit to the Wheatland Facility, owned by the Sellers or held by the Sellers.

(37)         “Knowledge” means, with respect to an individual, that, with respect to a particular fact or other matter, such individual is actually aware of such fact or other matter.  With respect to the Seller Parties, “Knowledge” means the Knowledge of any of the Persons listed on Schedule 1.1(a)(37)(A) (and any individual who, after the date hereof, replaces any such person’s employment position).  With respect to the Buyers, “Knowledge” means the Knowledge of any of the Persons listed on Schedule 1.1(a)(37)(B) (and any individuals who, after the date hereof, replaces any such person’s employment position).

(38)         “Lake Owned Real Property” means the real property described in Schedule 5.8 and designated therein as the “Lake Real Property”, together with all rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to such real property (including, without limitation, any mineral rights) and any Improvements located thereon.

(39)         “Laws” means any applicable federal, state or local law, common law, statute, code, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

(40)         “Liabilities” means any debts, liabilities, commitments or obligations of any kind, character or nature whatsoever.

(41)         “Maintenance Expenditures” means those maintenance expenditures that are identified on Schedule 7.1(a)(xiii).

(42)         “Material Adverse Effect” means (i) any change or changes in, or effect on, the Wheatland Facility (excluding the Excluded Assets and the Excluded Liabilities) that is,

or in the aggregate are, materially adverse to the business, assets, operations or conditions (financial or otherwise) of the Wheatland Facility, or (ii) any change or changes in, or effect on, the Sellers (excluding the Excluded Assets and the Excluded Liabilities), taken as a whole, that is, or in the aggregate are, reasonably likely to prevent, materially delay or impair any of the Seller Parties’ ability to consummate the transactions contemplated by this Agreement.  “Material Adverse Effect”, however, does not include any effect that is attributable to any of the following: (a) any change or effect generally affecting the international, national or regional electric generating, transmission or distribution industry as a whole, (b) any change or effect resulting from changes in the international, national or regional wholesale or retail markets for electric power, (c) any change or effect resulting from changes in the national or regional markets for the type of fuel used at the Wheatland Facility, (d) any change or effect resulting from changes in the international, national or regional electric transmission or distribution systems, (e) any change or effect resulting from changes in the general national or regional economic or financial conditions, (f) any change or effect resulting from changes in Laws or in industry standards, or (g) any change or effect that is cured to the reasonable satisfaction of the Buyers before the earlier of the Closing or the termination of this Agreement pursuant to Section 10.1; except, in the cases of clauses (a) through (f) above, for such changes or events which materially disproportionately impact the Sellers or the Acquired Assets.

(43)         “Off-Site Location” means any location other than the Owned Real Property.

(44)         “Other Real Property Interests” means the easements, rights-of-way and other interests in real property identified in Schedule 5.8 and designated therein as the “Other Real Property Interests.”

(45)         “Owned Real Property” means, collectively, the Wheatland Owned Real Property and the Lake Owned Real Property.

(46)         “Permitted Encumbrances” means (i) those exceptions to title listed in Schedule 5.8 as of the date hereof, (ii) liens for Taxes or other governmental charges or assessments not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) mechanics’, carriers’, workers’, repairers’ and other similar liens and rights arising or incurred in the ordinary course of business for amounts not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings, (iv) zoning, entitlement, conservation restrictions and other land use and environmental regulations by any Governmental Entities, and (v) such other Encumbrances which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(47)         “Person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, an association, a joint stock company, any other business entity, and a Governmental Entity or a department or agency thereof.

(48)         “Release” means a release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or escape into or through the environment.

(49)         “Response Actions” means those activities defined in section 101(25) of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601(25).

(50)         “Retained Environmental Liabilities” means the following Liabilities: (i) Liabilities for Response Actions to the extent required to address the Release of Hazardous Substances occurring at or from the Owned Real Property on or before the Closing Date; (ii) Liabilities for loss of life, injury to persons or property, or damage to natural resources to the extent arising in connection with the Release of Hazardous Substances on, at or from the Owned Real Property on or before the Closing Date; (iii) Liabilities arising in connection with any Hazardous Substances that were disposed of at, or transported by or on behalf of either of the Sellers to, any Off-Site Location on or before the Closing Date; or (iv) Liabilities for any violation or alleged violation of or noncompliance with any Environmental Law by the Sellers or their Affiliates or predecessor owners of the Wheatland Facility or the Owned Real Property on or prior to the Closing Date, including any fines and penalties and the costs of correcting such violations or non-compliance with applicable Environmental Law.  “Retained Environmental Liabilities” shall not include any of the following Liabilities: (a) Liabilities for Response Actions arising in connection with Releases of Hazardous Substances at or from the Wheatland Facility or the Owned Real Property specifically authorized by, and in compliance with, any Environmental Permits; (b) any costs for decommissioning of any equipment or facilities; (c) costs for upgrades to pollution control or other equipment required by changes in applicable Environmental Laws that impose compliance deadlines after the Closing Date; (d) Liabilities arising in connection with any Releases of Hazardous Substances, or the disposal of Hazardous Substances, on, at or from the Owned Real Property, initially occurring after the Closing Date; (e) Liabilities arising in connection with any transportation or disposal of Hazardous Substances from the Wheatland Facility or the Owned Real Property to any Off-Site Location which occurs after the Closing Date; or (f) Liabilities for any violation or alleged violation of or noncompliance with any Environmental Law by the Buyers or their Affiliates, in connection with the ownership or operation of the Acquired Assets, which occurs after the Closing Date.

(51)         “SEC” means the Securities and Exchange Commission.

(52)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(53)         “Security and Intercreditor Agreement” means that certain Amended and Restated Security and Intercreditor Agreement among AESC, the other Grantors referred to therein, Citibank, N.A., as Collateral Agent, Intercreditor Agent and Depository Bank, Citicorp North America, Inc., as Administrative Agent, and Law Debenture Trust Company of New York, as Indenture Trustee, dated February 21, 2003, as amended and restated in its entirety on March 8, 2004, and as further amended and restated in its entirety on October 28, 2004.

(54)         “Seller Parties’ Representatives” means the accountants, employees, officers, directors, counsel, environmental consultants, financial advisors and other authorized representatives of any of the Seller Parties and their Affiliates.

(55)         “Site” means, collectively, the Owned Real Property and the Other Real Property Interests.

(56)         “Subsidiary” means any corporation, partnership, limited liability company or other entity in which any Person has direct or indirect equity or ownership interest that represents fifty percent (50%) or more of the aggregate equity or ownership interest in such entity, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or governors.

(57)         “Taxes” means all taxes, charges, fees, levies, duties, customs, tariffs, imports, penalties, assessments or other obligations of the same or of a similar nature to any of the foregoing imposed by any federal, state or local or foreign taxing authority, including, without limitation, income or profits, excise, property, sales, transfer, franchise, payroll, withholding, unemployment, severance, use, ad valorem, gross receipts, business license, occupation, stamp, environmental, workers’ compensation, social security or other taxes, including any interest, penalties or additions attributable thereto, whether disputed or not.

(58)         “Tax Return” means any return, declaration, claim for refund, report, information return or other document (including any related or supporting information) supplied to or required to be filed with any taxing authority with respect to Taxes.

(59)         “Transferring Employee Records” means all personnel files related to the Sellers’ Employees that pertain to (i) seniority histories and (ii) salary and benefit information, but only to the extent disclosure of such information is permitted by Law.

(60)         “Wheatland Owned Real Property” means the real property described in Schedule 5.8 and designated therein as the “Wheatland Real Property”, together with all rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to such real property (including, without limitation, any mineral rights) and any Improvements located thereon.

(b)           Each of the following terms has the meaning specified in the Section set forth opposite such term:

Term	Section
Acquired Assets	2.1	(b)
AESC Transferred Assets	2.1	(a)
Assumed Contracts	2.1	(b)(iv)
Assumed Liabilities	2.3
Bankruptcy and Equity Exception	5.2
Benefit Plans	5.12	(a)
Buyers’ Benefit Plans	7.10	(c)
Buyers Indemnified Party	9.1	(a)
Buyers-Initiated Start-Up	7.18	(a)
Buyers Required Regulatory Approvals	6.3	(b)
Capital Expenditures Statement	3.2	(b)

Term	Section
Closing	4.1
Closing Date	4.1
CPCN	6.3	(b)
Direct Claim	9.2	(c)
Environmental Permits	5.10	(a)(i)
ERISA Affiliate	5.12	(a)
Excluded Assets	2.2
Excluded Liabilities	2.4
FERC	5.5
FERC Approvals	6.3	(b)
Final Extraordinary Capital Expenditures Amount	3.2	(c)
GAAP	3.2	(a)
Indemnifiable Loss	9.1	(a)
Indemnifying Party	9.1	(d)
Indemnitee	9.1	(c)
Indiana Settlement Agreement	6.3	(c)
Intellectual Property	5.20
IRS	5.12	(a)
IURC	5.4	(b)
Leases	5.8	(f)
Material Contracts	5.13	(a)
Notice of Disagreement	3.2	(c)
Permits	5.15	(a)
Prior Welfare Plans	7.10	(b)
Proposed Acquisition Transaction	7.15
Property Taxes	3.4	(a)(i)
Purchase Price	3.1
Replacement Welfare Plans	7.10	(b)
Reviewing Parties	7.16	(f)
Sellers Confidentiality Agreement	7.2	(b)
Sellers’ Employees	5.11
Sellers Indemnified Party	9.1	(b)
Sellers-Initiated Start-Up	7.18	(b)
Sellers Required Regulatory Approvals	5.4	(b)
Support Obligations	7.6	(d)
Survey	4.3	(o)
Termination Date	10.1	(b)
Third Party Claim	9.2	(a)
Title Company	4.3	(n)
Title Policy	4.3	(n)
Transfer Taxes	7.9	(a)
Wheatland Facility	Recitals

(c)           Unless otherwise specified, any period measured in days shall be measured in calendar days rather than Business Days.

ARTICLE II
PURCHASE AND SALE

2.1.         Purchase and Sale.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, AESC will sell, transfer, convey, assign and deliver to the Buyers, and the Buyers will purchase, acquire and assume from AESC, (i) all of the rights of AESC under the contracts and Leases identified in Schedule 2.1(a)(i) to the extent they pertain to the Wheatland Facility, including, without limitation, any right to receive payment, any right to receive goods and services and any right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts and Leases, and (ii) the vehicles identified on Schedule 2.1(a)(ii) (collectively, the “AESC Transferred Assets”).

(b)           Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers will sell, transfer, convey, assign and deliver to the Buyers, and the Buyers will purchase, acquire and assume from the Sellers, all of the Sellers’ right, title and interest in and to the properties and assets that are owned by the Sellers (tangible or intangible, including goodwill), wherever located, including, without limitation, the Sellers’ right, title and interest in and to the following assets (collectively, together with the AESC Transferred Assets, the “Acquired Assets”):

(i)            the Site and the Wheatland Facility;

(ii)           the machinery, equipment, Inventories, furniture, boats, vehicles and other personal property owned by the Sellers and located at or in transit to the Wheatland Facility (including, without limitation, the step-up transformers and the items of personal property described in Schedule 2.1(b)(ii) and all applicable warranties against manufacturers or vendors, to the extent that such warranties are transferable without further action by the Sellers, and all items of personal property due under applicable warranties), in each case as in existence on the Closing Date;

(iii)          to the extent transferable, all Permits and Environmental Permits set forth in Schedule 2.1(b)(iii);

(iv)          all of the rights of the Sellers under the Material Contracts and Leases set forth in Schedule 2.1(b)(iv) and any similar contracts or leases entered into, in accordance with Section 7.1(a), after the date hereof and prior to the Closing Date (collectively, together with the contracts and Leases included within the definition of AESC Transferred Assets, the “Assumed Contracts”), including, without limitation, any right to receive payment, any right to receive goods and services and any right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of the Assumed Contracts;

(v)           all books, records, manuals, regulatory documents, real estate documents, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports and equipment repair, safety, maintenance or service records, lists of present and former suppliers, lists of present and former customers, and other such materials (in any form or medium) of the Sellers, including the Transferring Employee Records;

(vi)          all rights in and to any causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by or on behalf of the Sellers, whether arising by way of counterclaim or otherwise;

(vii)         except for prepaid expenses and deposits of the Sellers attributable to any Excluded Assets or Excluded Liabilities, all prepaid expenses, progress payments and deposits of or by the Sellers, rights to receive a prepaid expense, deposit or progress payment, and cash in transit that constitutes a prepaid expense, progress payment or deposit, relating to any Acquired Asset or Assumed Liability;

(viii)        subject to Section 7.1(a)(xvi), all Emission Allowances set forth on Schedule 2.1(b)(viii), all Emissions Allowances specifically issued or allocated to the Wheatland Facility by environmental agencies of the United States of America or the State of Indiana with a vintage year of 2005 or later (to the extent not already identified on Schedule 2.1(b)(viii)), and any Emissions Allowance purchased by the Sellers specifically for the Wheatland Facility on or before the date hereof;

(ix)           all Intellectual Property and associated licenses, including rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof; and

(x)            all other assets, rights and interests of the Sellers;

provided, however, that the Acquired Assets shall not include the Excluded Assets.

2.2.         Excluded Assets.  Notwithstanding any provision herein to the contrary, the Acquired Assets shall exclude the following assets (collectively, the “Excluded Assets”):

(a)           all cash, cash equivalents, bank deposits, accounts receivable of the Sellers or with respect to the Wheatland Facility as of the Closing and any Tax receivables of the Sellers;

(b)           any refund or credit of Taxes paid by the Seller Parties in respect of the Sellers or the Acquired Assets or for which the Seller Parties are required to reimburse the Buyers, whether such payment is actually received as a refund or as a credit against Taxes payable;

(c)           all interests in and to the Allegheny Marks, and the Maximo software license (it being understood that the database information, including historical information, related to the Wheatland Facility used with the Maximo software shall be an Acquired Asset);

(d)           all personnel, medical and benefits records of the Seller Parties or their Affiliates, other than Transferring Employee Records;

(e)           any amount received after the Closing Date for electricity sold and delivered on or prior to the Closing Date;

(f)            those contracts and Leases listed on Schedule 2.2(f);

(g)           any asset sold, transferred or otherwise disposed of in accordance with Section 7.1(a)(v); and

(h)           all properties and assets of AESC other than the AESC Transferred Assets.

2.3.         Assumed Liabilities.  On the terms and subject to the conditions set forth herein, from and after the Closing, the Buyers shall assume and satisfy or perform all of the Liabilities of the Seller Parties that relate directly or indirectly to, in respect of, or otherwise arising from the ownership, use or operation of the Acquired Assets (collectively, the “Assumed Liabilities”), including, without limitation, the following Liabilities:

(a)           all Liabilities of the Seller Parties arising under the Assumed Contracts in accordance with the terms thereof (other than Liabilities attributable to any failure by any of the Seller Parties prior to or on the Closing Date to comply with the terms thereof);

(b)           all Liabilities relating to any Environmental Law other than Retained Environmental Liabilities; and

(c)           all Liabilities in respect of Taxes attributable to the Acquired Assets for taxable periods, or portions thereof, beginning after the Closing Date (as prorated under Section 3.4(a)(i) for Taxes described therein), and all Liabilities for Transfer Taxes pursuant to Section 7.9(a);

provided, however, that the Assumed Liabilities shall not include the Excluded Liabilities.

2.4.         Excluded Liabilities.  Notwithstanding the provisions of Section 2.3, the Buyers shall not assume the following Liabilities (collectively, the “Excluded Liabilities”), which shall remain the exclusive responsibility of the Seller Parties or their Affiliates:

(a)           the Retained Environmental Liabilities;

(b)           any Liability of the Seller Parties or their Affiliates and predecessors in respect of or otherwise arising from the Excluded Assets, except to the extent caused by the acts or omissions of the Buyers or the Buyers’ Representatives or by the Buyers’ ownership, lease, maintenance or operation of the Acquired Assets;

(c)           any Liability of the Seller Parties or their Affiliates and predecessors arising from the execution, delivery or performance of this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby;

(d)           any Liability of the Seller Parties or their Affiliates and predecessors under contracts or Leases which are not Assumed Contracts, except to the extent caused by the acts or omissions of the Buyer or the Buyers’ Representatives or by the Buyers’ ownership, lease, maintenance or operation of the Acquired Assets;

(e)           any Liability of the Seller Parties or their Affiliates and predecessors for any fines or penalties imposed by a Governmental Entity resulting from any (i) investigation or proceeding by a Governmental Entity pending on or prior to the Closing Date or (ii) acts or omissions of the Seller Parties or their Affiliates and predecessors on or prior to the Closing Date;

(f)            any Liability in respect of Taxes attributable to the Acquired Assets for taxable periods, or portions thereof, ending on or before the Closing Date (as prorated under Section 3.4(a)(i) for Taxes described therein), except for Transfer Taxes pursuant to Section 7.9(a);

(g)           any Liability of the Seller Parties or their Affiliates arising from the breach or default by the Seller Parties or their Affiliates, prior to the Closing Date, of any Assumed Contracts or any other contract, license, agreement or personal property lease entered into by any of the Seller Parties or their Affiliates with respect to the Purchased Assets;

(h)           any Liability of the Seller Parties or their Affiliates and predecessors relating to any cause of action pending, or threatened in writing, prior to the Closing Date against the Seller Parties or their Affiliates and predecessors or their assets;

(i)            any Liabilities relating to any matters identified on Schedule 2.4(i); and

(j)            all Liabilities of the Seller Parties for Indebtedness incurred on or prior to the Closing.

2.5.         Procedures for Acquired Assets Not Transferable.  If any consent required to transfer or assign any of the Assumed Contracts, Permits, Environmental Permits or any other property or rights included in the Acquired Assets cannot be obtained prior to the Closing Date and the Closing occurs, or, if an attempted assignment thereof would be ineffective or would adversely affect the rights of any of the Seller Parties thereunder so that the Buyers would not in fact receive all such rights, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and the Buyers shall not assume the Seller Parties’ obligations with respect thereto.  In the event any such consent is not obtained on or prior to the Closing Date, the Seller Parties shall continue to use Commercially Reasonable Efforts to obtain any such consent after the Closing Date until such consent has been obtained.  If such efforts are unsuccessful, the Seller Parties and the Buyers will cooperate to achieve a mutually agreeable arrangement under which the Buyers would obtain the benefits and assume the obligations from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the Buyers, or under which the Seller Parties would enforce for the benefit of the Buyers any and all rights of the Seller Parties against a third party thereto, in any case with the Buyers assuming the Seller Parties’ obligations to the extent such obligations would have constituted an Assumed Liability if such assignment had occurred on the Closing Date.  Each Seller will pay promptly to the Buyers when received all monies received by such Seller after the Closing Date under any such contracts for any claim or right or any benefit arising thereunder to the extent that the Buyers would be entitled thereto pursuant hereto.  Nothing in this Section 2.5 shall be deemed to (a) constitute an agreement to exclude from the Acquired Assets any assets described in Section 2.1 or (b) alter the rights or obligations of the Buyers pursuant to Section 7.6 or Section 8.1(c).

ARTICLE III
PURCHASE PRICE

3.1.         Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in exchange for the Acquired Assets, the Buyers shall pay to the Sellers an amount equal to One Hundred Million Dollars ($100,000,000) (the “Purchase Price”) and shall assume the Assumed Liabilities.  The parties acknowledge that the Final Extraordinary Capital Expenditures Amount, if any, shall be treated as a post-Closing adjustment to the Purchase Price.

3.2.         Possible Purchase Price Adjustment.

(a)           Before expending any funds for an Extraordinary Capital Expenditure, (i) the Seller Parties shall give the Buyers written notice of such proposed Extraordinary Capital Expenditure, including supplementary materials explaining the proposed Extraordinary Capital Expenditure and, if applicable, diagrams or technical drawings, and, if requested by the Buyers, reasonable supporting materials supporting the Seller Parties’ conclusion that the Extraordinary Capital Expenditure is required by a change in Law or by any Governmental Entity or quasi regulatory agency, at least 10 Business Days prior to the date of the proposed Extraordinary Capital Expenditure, (ii) the Sellers shall consider in good faith the Buyers’ reasonable comments on the proposed Extraordinary Capital Expenditure, and (iii) the parties shall have attempted in good faith to agree on the appropriate response to the circumstance that requires the Extraordinary Capital Expenditure.  The amount of Extraordinary Capital Expenditures, if any, to be included in the Capital Expenditures Statement and the Final Extraordinary Capital Expenditures Amount shall be reduced, in an amount to be mutually agreed upon by the parties in good faith, to account for the ownership and usage of any project or addition funded by an Extraordinary Capital Expenditure (including, if appropriate, the fair depreciation of such project or addition under United States generally accepted accounting principles (“GAAP”) allocable to the period in which the Seller Parties owned the project) by the Seller Parties prior to the Closing Date.

(b)           In the event the Seller Parties have incurred an Extraordinary Capital Expenditure in accordance with Section 3.2(a), then within 30 days after the Closing, the Seller Parties will prepare and deliver to the Buyers a statement (the “Capital Expenditures Statement”) setting forth the Extraordinary Capital Expenditures, if any, including detailed supporting material.  The Buyers agree to cooperate with the Seller Parties in connection with the preparation of the Capital Expenditures Statement and related information, and shall provide to the Seller Parties such books, records and information as may be reasonably requested from time to time.

(c)           During the 30-day period following the delivery by the Seller Parties of the Capital Expenditures Statement, the Buyers and the Buyers’ Representatives may review such statement.  The Seller Parties agree to cooperate with the Buyers in such review and to provide the Buyers with the information used to prepare the Capital Expenditures Statement and any other related information as reasonably requested by the Buyers.  The Buyers shall provide any comments or objections they have with respect to the Capital Expenditures Statement to the Seller Parties in writing within such 30-day period (the “Notice of Disagreement”).  The Buyers and the Seller Parties shall attempt in good faith to resolve any differences and issues as set forth in the Notice of Disagreement.  If no Notice of Disagreement is delivered or the matters set forth in the Notice of Disagreement are so resolved, then the Capital Expenditures Statement, as adjusted for any changes as are agreed upon by the Buyers and the Seller Parties, shall be final and binding upon the Buyers and the Seller Parties and shall constitute the “Final Extraordinary Capital Expenditures Amount.”  If the matters raised by the Buyers in the Notice of Disagreement cannot be resolved between the Buyers and the Seller Parties within 15 days following delivery by the Buyers of the Notice of Disagreement, the question or questions in dispute shall be promptly submitted to the Independent Accounting Firm, which shall be instructed to determine and report to the parties, within 30 days after receiving such submission, upon such remaining disputed amounts, and such report shall be final, binding and conclusive on the parties hereto with respect to the amounts disputed.  Any amount (i) mutually agreed to in writing by the Seller Parties and the Buyers with respect to an amount that was disputed by the Buyers or (ii) finally determined by the Independent Accounting Firm shall be the “Final Extraordinary Capital Expenditures Amount.”  The fees and disbursements of the Independent Accounting Firm shall be borne equally by the Buyers and the Seller Parties.  Notwithstanding any other provision of this Agreement, in no event shall the Final Extraordinary Capital Expenditures Amount exceed $2,000,000.

(d)           Within five Business Days after the final determination of the Final Extraordinary Capital Expenditures Amount, if any, the Buyers shall pay to the Seller Parties an amount equal to the Final Extraordinary Capital Expenditures Amount.  Any amount paid under this Section 3.2(d) shall be paid with interest for the period commencing on the Closing Date through the date of payment, calculated at the 90-day U.S. treasury bill rate as published in The Wall Street Journal in the “Money Rates” section on the Closing Date, and in cash by federal or other wire transfer of immediately available funds to the bank account or accounts designated by the Seller Parties in writing.

3.3.         Allocation of Purchase Price.  The Buyers and the Seller Parties shall use Commercially Reasonable Efforts to agree upon an allocation among the Acquired Assets of the portion of the Purchase Price set forth in Section 3.1, together with Assumed Liabilities, consistent with section 1060 of the Code and the treasury regulations thereunder within 180 days of the date of this Agreement but in no event less than 30 days prior to the Closing.  Any post-Closing adjustments with respect to the Purchase Price for purchase price allocation purposes shall be jointly made and agreed to within 30 days following the determination of the Final Extraordinary Capital Expenditures Amount in a manner consistent with the allocation determined pursuant to this Section 3.3.  In the event the parties are unable to agree upon such an allocation, then the matter shall be resolved in accordance with Section 7.9(f).  Each of the Buyers and the Seller

Parties agree to file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with such agreed allocation.  Each of the Buyers and the Seller Parties shall report the transactions contemplated by this Agreement for Tax purposes in a manner consistent with the allocation determined pursuant to this Section 3.3.  Each of the Buyers and the Seller Parties agrees to provide each other promptly with any other information reasonably required to complete Form 8594.  Each of the Buyers and the Seller Parties shall notify each other in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price.

3.4.         Proration.

(a)           The Buyers and the Seller Parties agree that those items listed below, to the extent they relate to the Acquired Assets, will be prorated as of the Closing Date, with the Seller Parties liable to the extent such items relate to any time period through the Closing Date, and the Buyers liable to the extent such items relate to periods subsequent to the Closing Date:

(i)            any ad valorem taxes imposed on tangible or intangible property (“Property Taxes”) shall be prorated based on the number of days in such taxable period up to and including the Closing Date, and on the number of days in such taxable period after the Closing Date, provided that, for purposes of this Agreement, the taxable period of any Property Tax shall be the calendar year during which the statutory assessment date falls (for the avoidance of doubt, the items listed in this Section 3.4(a)(i) include, without limitation, any Property Taxes with respect to the taxable period including the Closing Date, and all prior taxable periods, for which the Seller Parties have not (A) received from the county treasurer a statement of current and delinquent taxes and special assessments, or (B) paid the amount shown as due on such statement);

(ii)           any permit, license, registration, or compliance assurance fees with respect to any Permit;

(iii)          sewer rents and charges for water, telephone, electricity and other utilities and similar charges of the Sellers; and

(iv)          any payment obligations for goods purchased or delivered, or services rendered, including rent under any Leases or leases of personal property that are Assumed Contracts by which either Seller is bound.

(b)           In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or fees for the preceding year (or appropriate period) for which actual Taxes or fees are available and such Taxes or fees shall be reprorated upon request of either the Seller Parties or the Buyers made within 30 days of the date that the actual amounts become available.  The Buyers shall cooperate with the Seller Parties in the prosecution of tax proceedings which have not been completed by the Closing Date.  The Seller Parties and the Buyers agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.4.

ARTICLE IV
THE CLOSING

4.1.         Time and Place of Closing.  Upon the terms and subject to the satisfaction of the conditions contained in Article VIII of this Agreement, the closing of the purchase and sale of the Acquired Assets contemplated by this Agreement (the “Closing”) will take place at Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C., at 10:00 A.M. (local time) on such date as the parties may agree, which date is as soon as practicable, but no later than five Business Days following the date on which all of the conditions contained in Article VIII have been satisfied or waived (except for those conditions which by their nature can only be satisfied at the Closing); or at such other place or time as the parties may agree.  The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

4.2.         Payment of Purchase Price.  The Buyers shall pay to the Sellers at the Closing an amount in United States dollars in the aggregate equal to the Purchase Price, by wire transfer of immediately available funds to the bank account or accounts designated by the Sellers, in writing, on or prior to the 2nd Business Day immediately preceding the Closing Date.

4.3.         Deliveries by the Sellers.  At the Closing, the Seller Parties will deliver the following to the Buyers:

(a)           the Deeds;

(b)           the Bill of Sale, duly executed by the applicable Seller Parties;

(c)           the Assignment and Assumption Agreement, duly executed by the applicable Seller Parties, in recordable form if necessary;

(d)           each other Ancillary Agreement required to be delivered under this Agreement, duly executed by the applicable Seller Parties;

(e)           the FIRPTA Affidavit, duly executed by AESC;

(f)            certificates of title for the vehicles and boats which are part of the Acquired Assets, duly executed by the applicable Seller Parties;

(g)           all attornment agreements, notices and other documents and instruments required for the assignment or other transfer of any of the Assumed Contracts from the applicable Seller Parties to the Buyers, duly executed by the applicable Seller Parties and, in the case of any leases, upon the reasonable request of the Buyers, in recordable form;

(h)           Uniform Commercial Code and other Encumbrance searches with respect to the Acquired Assets, and such duly executed UCC-3 Termination or Partial Release Statements and other releases as may be required to convey the Acquired Assets free and clear of all Encumbrances (except for Permitted Encumbrances) in accordance with this Agreement;

(i)            copies of all consents, waivers or approvals obtained by the Sellers with respect to the transfer of the Acquired Assets or the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, to the extent required under this Agreement or the Ancillary Agreements;

(j)            all of the books, records and other materials of the Sellers set forth in Section 2.1(b)(v);

(k)           a certificate from an authorized officer of each of the Seller Parties in accordance with Section 8.2(e);

(l)            any amounts for which the Seller Parties are liable pursuant to Section 3.4;

(m)          any disclosure document required to be delivered in accordance with the Indiana Responsible Transfer Property Law (Ind. Code § 13-251-3-1 et seq.);

(n)           an ALTA (Form B-1992) Owner Policy of Title Insurance, with an endorsement providing “extended coverage” over the standard exceptions contained in such form of Owner Policy of Title Insurance and such other endorsements as are reasonably requested by the Buyers (the “Title Policy”), issued by Chicago Title Insurance Company (the “Title Company”), in the amount of $100,000,000, and insuring that (i) good and marketable title to the Owned Real Property and (ii) valid easement interests in the Other Real Property Interests are vested in the Buyers, subject to no exceptions to title other than the Permitted Encumbrances;

(o)           a survey of the Site (the “Survey”) prepared by a surveyor licensed in the State of Indiana, (i) certified to the Seller Parties, the Buyers and the Title Company in accordance with a form of certification which is reasonably acceptable to the Buyers, such certification to include a statement that the survey has been prepared in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly adopted by ALTA, ACSM and NSPS in 1999 and including Items 1, 4, 6, 7(a), 7(b)(1), 7(c), 8-10, 11(b) and 13-16, (ii) showing no gaps, gores, encroachments or other matters which are not Permitted Encumbrances, (iii) showing that the easements created by (A) that certain Easement Agreement, dated March 10, 2000, between West Fork Land Development Company, L.L.C. and Larry B. Murray and (B) that certain Easement Agreement, dated March 10, 2000, between West Fork Land Development Company, L.L.C. and Charles L. Murray and Barbara Nell Murray, constitute a continuous easement corridor between the fee parcels owned by Wheatland LLC and the fee parcels owned by Lake LLC and (iv) plotting the location of the water pipeline, gas transmission pipeline and electrical transmission poles and lines serving the Wheatland Facility and confirming that such pipelines, poles and lines lie wholly within the Owned Real Property or the Other Real Property Interests; and

(p)           such real estate transfer declarations, disclosures or forms and such other documents, instruments or agreements, if any, as shall have been reasonably requested by the Title Company in order to issue the Title Policy to the Buyers and to consummate the Closing.

4.4.         Deliveries by the Buyers.  At the Closing, the Buyers will deliver the following to the Seller Parties:

(a)           the Purchase Price by wire transfer of immediately available funds, together with any amounts for which the Buyers are liable pursuant to Section 3.4;

(b)           the Assignment and Assumption Agreement, duly executed by the Buyers and in recordable form if necessary;

(c)           each other Ancillary Agreement required to be delivered under this Agreement, duly executed by the Buyers as applicable;

(d)           a certificate from an authorized officer of each of the Buyers referred to in Section 8.3(d); and

(e)           such other agreements, documents, instruments and writings as are required to be delivered by the Buyers at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

The Seller Parties jointly and severally represent and warrant to the Buyers, except as set forth on the corresponding sections of the Seller Parties’ Schedules, as follows:

5.1.         Organization; Qualification.  Each of the Seller Parties is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Sellers has all requisite limited liability company power and authority to own, lease and operate its respective properties and to carry out its respective business as is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary (including Indiana, as applicable), except where the failure to have such power and authority, or to be so qualified or in good standing, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  The Sellers have made available to the Buyers complete and correct copies of the Sellers’ respective Certificates of Formation and Limited Liability Company Agreements, each as currently in effect.

5.2.         Authority Relative to this Agreement.  Each of the Seller Parties has full limited liability company power and authority to execute and deliver this Agreement and, as of the Closing, will have full limited liability company power and authority to execute and deliver the Ancillary Agreements, as applicable, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and, as of the Closing, the execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby will have been, duly and validly authorized by the Boards of Managers of each of the Seller Parties, and no other limited liability company proceedings on the part of the Seller Parties are necessary to authorize this Agreement or, as of the Closing, the Ancillary Agreements, as applicable, or to consummate the transactions contemplated hereby and thereby.  This Agreement has been, and, as of the Closing, the Ancillary Agreements, as applicable, will be, duly and validly executed and delivered by the Seller Parties, as applicable.  Assuming that this Agreement and, as of the Closing, the Ancillary Agreements constitute valid and binding agreements of the respective Buyers, subject to receipt of the Sellers Required Regulatory Approvals and the Buyers Regulatory Required Approvals, this Agreement constitutes, and the Ancillary Agreements will constitute, valid and binding agreements of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

5.3.         Capitalization and Other Matters.  AESC owns, beneficially and of record, all of the issued and outstanding limited liability company interests in the Sellers, free and clear of all Encumbrances, other than Encumbrances pursuant to the Existing Debt Documents.  Neither of the Sellers has any equity or other investment interest in any other Person.

5.4.         Consents and Approvals; No Violation.

(a)           Other than obtaining the Sellers Required Regulatory Approvals and the Buyers Required Regulatory Approvals, and except as set forth on Schedule 5.4(a), neither the execution and delivery of this Agreement and, on the Closing Date, the Ancillary Agreements, as applicable, by the Seller Parties nor the sale by the Sellers of the Acquired Assets pursuant to this Agreement or performance by the Seller Parties under this Agreement or the Ancillary Agreements, as applicable, will (i) conflict with or result in any breach of any provision of the respective Certificates of Formation or Limited Liability Company Agreements of the Seller Parties; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or (B) for those requirements which become applicable to the Sellers as a result of the specific regulatory status of the Buyers (or any of their Affiliates) or as a result of any other facts that specifically relate to the business or the activities in which either of the Buyers (or any of their Affiliates) is or proposes to be engaged; (iii) require any consent, approval or notice, or result in a default (with or without notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration), under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of the Seller Parties is a party, other than the Existing Debt Documents, or by which any of the Seller Parties may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; or (iv) violate any Law or Permit applicable to any of the Seller Parties, or their respective assets, which violation would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and without limiting the generality of the foregoing, the transactions contemplated by this Agreement comply with the provisions of the Existing Debt Documents and the Seller Parties have obtained the board approval and the appraisal required under Section 5.02(e)(v) of the Credit Agreement.

(b)           Except for (i) any filings or approvals required under the Federal Power Act, (ii) the filings by the Seller Parties required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act, and (iii) the required approvals from the Indiana Utility Regulatory Commission (the “IURC”) (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the “Sellers Required Regulatory Approvals”), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Entity is necessary for the consummation by the Seller Parties of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.5.         Reports.  Except as set forth in Schedule 5.5, since January 1, 2004, each of the Seller Parties has filed or caused to be timely filed with the SEC (limited to filings on Form 10-K and Form 10-Q, and any amendments thereof, with respect to filings under the Exchange Act) and the Federal Energy Regulatory Commission (the “FERC”), as the case may be, all material forms, statements, reports and documents (including all exhibits, amendments and supplements required to be filed by them) with respect to the business and operations of the Sellers under each of the Federal Power Act and the Holding Company Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder in effect on the date each such report was filed, and there are no material misstatements or omissions in respect of such reports.

5.6.         Absence of Certain Changes or Events; No Undisclosed Liabilities.

(a)           Except as disclosed in Schedule 5.6(a), since December 31, 2004, each of the Sellers has conducted its business only in the ordinary course of business consistent with past practice and Good Utility Practice and there has not been:  (i) any Material Adverse Effect; (ii) any damage, destruction or casualty loss with respect to the Acquired Assets, whether covered by insurance or not, which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; (iii) any entry into any agreement, commitment or transaction (including, without limitation, any Indebtedness, capital expenditure or capital financing) by any of the Seller Parties, which is material to the business or operations of the Sellers; (iv) any change in financial or Tax accounting methods, principles or practices, of the Sellers, or with respect to any of the Acquired Assets, except as required under GAAP; (v) any election, revocation, or amendment of any Tax election of the Sellers or with respect to any of the Acquired Assets; (vi) any filing of any amended Tax Return of the Sellers or with respect to any of the Acquired Assets; (vii) an entry into any closing agreement affecting any Tax liability or refund of the Sellers or with respect to any of the Acquired Assets; or (viii) a settlement or compromise of any Tax liability or refund of the Sellers or with respect to any of the Acquired Assets.

(b)           There are no Liabilities of the Seller Parties relating to the Wheatland Facility or the Site of a nature that would be required to be accrued in accordance with GAAP on a balance sheet of any Seller Party if such Seller Party had prepared such a balance sheet.

5.7.         Indebtedness of the Sellers.  Except for Indebtedness pursuant to the Existing Debt Documents, neither Seller has any Indebtedness.

5.8.         Real Property and Related Matters.

(a)           Except as set forth in Schedule 5.8(a) and except for Permitted Encumbrances, (i) Wheatland LLC holds (A) good, valid and marketable title in fee simple to each parcel included in the Wheatland Owned Real Property and (B) a valid perpetual easement to each parcel subject to the Other Real Property Interests that are appurtenant to the Wheatland Owned Real Property and (ii) Lake LLC holds (A) good, valid and marketable title in fee simple to each parcel included in the Lake Owned Real Property and (B) a valid perpetual easement to each parcel subject to the Other Real Property Interests that are appurtenant to the Lake Owned Real Property.  The Other Real Property Interests are in full force and effect.  The Owned Real Property is the only real property owned by the Sellers, and the Other Real Property Interests constitute all easements, rights-of-way or other rights of the Sellers to use real property owned by Persons other than the Sellers.  The Site is the only real property necessary for the use and operation of the Wheatland Facility as currently used and operated.  No other Person has, directly or indirectly, any interest in the Site (whether legal or equitable), except for Permitted Encumbrances, and no other Person has any contract, option, right of first refusal or other agreement to purchase the Site or any part thereof.

(b)           To the Seller Parties’ Knowledge, each of the Wheatland Owned Real Property and the Lake Owned Real Property is an independent property that does not rely on any facilities, Improvements or easements (other than public facilities and public roads) located on any property other than the Site to fulfill any requirement of any Governmental Entity, for the furnishing to the Wheatland Owned Real Property or the Lake Owned Real Property of any access, essential building systems or utilities or for the use or operation of the Wheatland Facility.

(c)           Each of the Wheatland Owned Real Property and the Lake Owned Real Property is a separate real estate tax parcel, separate and apart from any property other than the Owned Real Property.  The Seller Parties have not received any notice of any real property special tax assessments or reassessment of the Site.  There are no unpaid charges, debts, Liabilities or claims arising from the construction, occupancy, use or operation of the Site which could give rise to any mechanic’s or materialman’s or other statutory lien against the Site other than charges incurred in the ordinary course of business and which shall be timely paid.

(d)           To the Seller Parties’ Knowledge, true and accurate copies of the existing owner’s title insurance policy with respect to the Site issued to Wheatland LLC and Lake LLC and the lender’s title insurance policy issued to Citibank, N.A., as Collateral Agent, are attached hereto as Schedule 5.8(d).

(e)           There are no tax proceedings pending in respect of the Site.

(f)            Schedule 5.8(f) describes all of the leases, licenses and occupancy agreements affecting the Site and to which either of the Seller Parties is a party, whether as lessor or lessee (the “Leases”).  No third party has any occupancy or use rights with respect to the Owned Real Property except pursuant to the Leases.  All Leases are in full force and effect.  All material obligations of the Seller Parties under the Leases and, to the Seller Parties’ Knowledge, all material obligations of the other parties to the Leases under such Leases, in each case, to be performed through the date hereof have been performed in full.  The Seller Parties have not received any notice of default by either of the Sellers under any of the Leases.

(g)           There are no surface conditions, and to the Seller Parties’ Knowledge, there are no subsurface conditions, upon the Site which constitute, or which with the passing of time may constitute, a public nuisance.  To the Seller Parties’ Knowledge, the Site does not contain any archeological artifacts, human remains or other historical or archeological materials which are regulated under any Laws.

(h)           To the Seller Parties’ Knowledge, there are no public improvements pending, contemplated or proposed relating to the Site.  None of the Seller Parties have commenced any improvements upon the Owned Real Property, nor to the Seller Parties’ Knowledge, are any such improvements contemplated or proposed to be commenced upon the Owned Real Property.

(i)            The Site is served by public electric, telephone and utility services which are made available to the Site from public utility easements, appurtenant insured easements or public rights-of-way.  All such utilities are adequate and have sufficient capacity for operation and use of the Wheatland Facility as currently operated and used and for compliance with the Assumed Contracts.

(j)            (i) The obligations of the Sellers with regard to all applicable covenants, easements and restrictions affecting the Site have been and are being performed in a proper and timely manner by the Sellers, except for such matters which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (ii) the Sellers are not currently in default under any agreement, order, judgment or decree relating to the Site, and no conditions or circumstances exist which, with the giving of notice or passage of time, would constitute a default or breach with respect to any such agreement, order, judgment or decree, except for such default or breach which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (iii) the Sellers have received no notice of, and are not otherwise aware of, any claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Site including, without limitation, condemnation or similar proceedings and (iv) the Sellers have received no notice of any violation of any zoning, subdivision, platting, building, fire, insurance, safety, health, environmental or other applicable laws, ordinances or regulations (whether related to the Site or the occupancy thereof).

(k)           The Wheatland Facility is located entirely on the Owned Real Property (other than improvements required to connect the Wheatland Facility with the electric transmission grid, natural gas pipelines and water reserves, which are properly located on real property subject to the Other Real Property Interests).

5.9.         Insurance.  All material policies of fire, liability, worker’s compensation and other forms of insurance owned or held by the Seller Parties or their Affiliates that insure any of the Acquired Assets are in full force and effect, subject to the terms of each policy, all premiums with respect thereto have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and worker’s compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.  During the past 12 months, the Seller Parties or their Affiliates have not been refused any insurance with respect to the Acquired Assets nor has such coverage been limited by any insurance carrier to which Seller Parties or their Affiliates has applied for any such insurance or with which it has carried insurance.

5.10.       Environmental Matters.

(a)           Except as set forth in Schedule 5.10(a), and except for such matters that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect:

(i)            The Sellers have obtained all permits, licenses, registrations, exemptions and other authorizations which are required under the Environmental Laws for the ownership, use and operation of the Wheatland Facility and the Owned Real Property as presently operated (“Environmental Permits”).  All such Environmental Permits are in effect, and, to the Seller Parties’ Knowledge, no appeal or any other action is pending to revoke any such Environmental Permits.  The Sellers have filed (or will have filed by the Closing Date) all applications necessary to renew any necessary Environmental Permits in a timely fashion.

(ii)           The Sellers have been and are in compliance with applicable Environmental Laws and Environmental Permits.  To the Seller Parties’ Knowledge, predecessor owners and operators of the Wheatland Facility and the Owned Real Property were in compliance with applicable Environmental Laws and Environmental Permits.

(iii)          The Sellers have made available to the Buyers complete copies of all the environmental studies on the Wheatland Facility or the Owned Real Property in their possession, including, without limitation, environmental audit reports and Phase I or Phase II environmental assessments, if any.

(iv)          There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter existing or pending that has not been resolved with no further obligations on the part of the Sellers or, to the Seller Parties’ Knowledge, threatened, relating to the Wheatland Facility or the Site pursuant to any Environmental Laws or relating Hazardous Substances, including, without limitation, claims for personal or bodily injury with respect to exposure to Hazardous Substances.

(v)           The Sellers have not, and, to the Seller Parties’ Knowledge, no other Person has Released any Hazardous Substances on, beneath or adjacent to the Site, except for Releases of Hazardous Substances that are not likely to result in a claim against the Sellers.  To the Seller Parties’ Knowledge, there are no Hazardous Substances present on, beneath or adjacent to the Site, except for such Hazardous Substances that are not likely to result in a claim against the Sellers.

(vi)          To the Seller Parties’ Knowledge, no Release or Response Action has occurred at the Site that could reasonably be expected to result in the assertion or creation of an Encumbrance on the Site by any Governmental Entity with respect thereto, nor has any such assertion of an Encumbrance been made by any Governmental Entity with respect thereto.

(vii)         Neither of the Sellers has entered into or agreed to any outstanding consent decree or order, or is subject to any outstanding judgment, judicial or administrative decree or judicial or administrative order relating to compliance with any Environmental Law or to Response Actions to address a Release or threatened Release of Hazardous Substances under any Environmental Law.

(b)           The Seller Parties have listed the current Environmental Permits in Schedule 5.10(b), and have made available to the Buyers a complete copy of each Environmental Permit.

(c)           Schedule 5.10(c) lists all Emission Allowances for 2005 and future years that have been (i) issued or allocated by the U.S. Environmental Protection Agency or the Indiana Department of Environmental Management specifically for the Wheatland Facility or (ii) purchased by the Sellers specifically for the Wheatland Facility on or before the date hereof.

(d)           The representations and warranties made in this Section 5.10 are the exclusive representations and warranties of the Seller Parties relating to Environmental Laws, Environmental Permits or other environmental matters, and no other provision of this Agreement shall be deemed to constitute, directly or indirectly, a representation or warranty with respect to such matters.

5.11.       Labor and Employment Matters.  With respect to the business or operations of the Sellers, except for such matters that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect:  (a) each of the Seller Parties is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours; (b) none of the Seller Parties has received notice of any charge or complaint against it pending before the Equal Employment Opportunity Commission, the National Labor Relations Board or any other Governmental Entity regarding an unlawful employment practice; (c) there is no labor strike, slowdown or work stoppage actually pending or, to the Seller Parties’ Knowledge, threatened against or affecting the Seller Parties and none of the Seller Parties has experienced any strike, slowdown or work stoppage in the past 5 years; (d) none of the Seller Parties has received notice that any representation petition respecting the employees of the Seller Parties has been filed with the National Labor Relations Board, no union claims to represent any of the employees of the Seller Parties, and there has been no labor union, prior to the date hereof, organizing or attempting to organize any employees of the Seller Parties into one or more collective bargaining units; (e) there are no complaints, lawsuits, arbitrations or other proceedings pending or, to the Seller Parties’ Knowledge, threatened by or on behalf of any present or former employee of the Seller Parties arising out of or relating in any way to any present or former employee’s hiring by, employment with or separation from the Seller Parties, specifically including, without limitation, any claim for breach of any express or implied contract of employment, wrongful termination or infliction of emotional distress, or any claim under any applicable Law respecting employment, employment practices, terms and conditions of employment, health and safety, and wages and hours; and (f) to the Seller Parties’ Knowledge, no Sellers’ Employee, during the course of and as part of his or her employment with the Sellers or their Affiliates, has been exposed to Hazardous Substances exceeding permissible exposure limits established by applicable Law.  Schedule 5.11 lists the three employees of the Seller Parties or their Affiliates who provide services on a full time basis for the Wheatland Facility as of the date hereof (collectively, the “Sellers’ Employees”) and identifies the employer of each such Sellers’ Employee.

5.12.       ERISA; Employee Benefit Plans.

(a)           Schedule 5.12(a) lists all deferred compensation, incentive compensation, bonus, vacation, equity compensation and equity based or ownership plans, policies, programs, agreements and arrangements, all other “employee benefit plans,” within the meaning of section 3(3) of ERISA and all employment, retention, consulting, change in control, termination or severance agreements, programs, plans, policies or arrangements, covering the Sellers’ Employees, including such policies of any Person that is considered a single employer with any of the Seller Parties under section 4001 of ERISA or section 414 of the Code (each, an “ERISA Affiliate”) (collectively, the “Benefit Plans”).  True and complete copies of all Benefit Plans (or if the Benefit Plan is not a written plan, a description thereof), any related trust or other funding vehicle, the latest version of any reports or summaries required under ERISA or the Code including, without limitation, summary plan descriptions and summary material modifications, a copy of the three most recent annual reports and actuarial reports, to the extent required by ERISA or the Code, and the most recent determination letter received from the Internal Revenue Service (the “IRS”) with respect to each Benefit Plan intended to qualify under section 401 of the Code have been provided or made available to the Buyers.  The Sellers have had no employees and do not sponsor, maintain or contribute to Benefit Plans on behalf of the Sellers’ Employees.

(b)           All Benefit Plans that are subject to ERISA, other than “multiemployer plans” within the meaning of sections 3(37) or 4001(a)(3) of ERISA, are in compliance with their terms, and in material compliance with all applicable Laws, including, without limitation, the Code and ERISA.  Each Benefit Plan intended to be qualified within the meaning of section 401(a) of the Code has received a current favorable IRS determination letter with respect to such qualifications.  None of the Seller Parties or, to the Seller Parties’ Knowledge, any ERISA Affiliate has engaged in a transaction with respect to any Benefit Plan that could subject any of the Seller Parties to a tax or penalty imposed by either sections 4975 or 4976 of the Code or section 409 or 502(i) of ERISA in an amount that would be material.

(c)           There has been no amendment to, or announcement or other communication by the Seller Parties or, to the Seller Parties’ Knowledge, any ERISA Affiliate regarding any change in employee participation or coverage under, any Benefit Plan which would increase materially the benefits provided to the Sellers’ Employees under such plan above the level of the benefits provided thereunder for the most recent fiscal year.  Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby or the termination of employment after the date hereof will entitle any Sellers’ Employees to severance pay or other payments (but not including any payments made pursuant to any tax-qualified retirement plan), any increase in severance pay or other payments, or any acceleration of vesting of any payment or benefit, or would result in any funding of any payment or benefit by the Seller Parties.

(d)                                 Neither the Seller Parties nor any ERISA Affiliate (i) has failed to fulfill its obligations under the minimum funding requirements of section 302 of ERISA, to the extent applicable; or (ii) has any actual or potential withdrawal liability resulting from a complete or partial withdrawal (as defined in sections 4203 and 4205 of ERISA) from any multiemployer plan (as defined in sections 3(37) and 4001(a)(3) of ERISA).  No Liability under Title IV of ERISA has been incurred by the Seller Parties or any ERISA Affiliate that has not been satisfied in full as of the date of this Agreement.  No event has occurred in connection with any of the employee benefit plan of the Seller Parties or any ERISA Affiliate that has, will or may result in any Liability for which any transferee of assets of the Sellers may be responsible, whether by operation of Law, by contract or otherwise.  The transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, cause the Buyers to incur any Liabilities under Title IV of ERISA or section 4980B of the Code.

(e)                                  To the Seller Parties’ Knowledge, none of the Seller Parties nor any ERISA Affiliate has used the services of workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in section 414(n) of the Code), or independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Benefit Plans or the imposition of penalties or excise taxes with respect to the Benefit Plans by the IRS, the Department of Labor, or the Pension Benefit Guaranty Corporation.

(f)                                    Except as set forth in Schedule 5.12(f), there are no pending or threatened claims by or on behalf of any Benefit Plan, by any employee, beneficiary or alternate payee against any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits) against the Seller Parties or any ERISA Affiliate.

5.13.                     Contracts.

(a)                                  Schedule 5.13(a) lists the following agreements and contracts to which any of the Seller Parties (limited in the case of AESC, to the extent such agreements or contracts are included in the definition of AESC Transferred Assets) is a party or by which either of the Sellers or the Wheatland Facility is bound (the “Material Contracts”):

(i)                                     gas pipeline interconnection agreements, gas supply agreements, gas purchase and sale agreements, and gas transportation agreements;

(ii)                                  power purchase agreements, electricity transmission agreements, and electricity interconnection agreements;

(iii)                               swap, exchange, commodity option or hedging agreements;

(iv)                              material operating and maintenance agreements;

(v)                                 material equipment lease, purchase and sale contracts;

(vi)                              any contract (i) requiring known or liquidated expenditures or payments by any of the Seller Parties in excess of $100,000 in any calendar year or (ii) that cannot be terminated without penalty by the Seller Party that is a party to such contract upon 90 days’ notice or less;

(vii)                           any pending sale or lease of real property of either Seller or any pending sale or lease of personal property of either Seller (other than sales of electric energy in the ordinary course of business) in excess of $100,000;

(viii)                        any contract that contains a covenant not to compete applicable to any Seller Party;

(ix)                                any other agreement material to either Seller, the Acquired Assets or the Wheatland Facility; and

(x)                                   any amendment relating to any of the foregoing.

(b)                                 The Seller Parties have provided or made available to the Buyers true, correct and complete copies of all the Material Contracts.

(c)                                  Each of the Material Contracts (i) constitutes a valid and binding obligation of the respective Seller Parties and, to the Seller Parties’ Knowledge, constitutes a valid and binding obligation of the other parties thereto, (ii) is in full force and effect, and (iii) except as set forth in Schedule 5.13(c), may be transferred to the Buyers pursuant to this Agreement, without the consent of, or notice to, any third party.

(d)                                 No Seller Party and, to the Seller Parties’ Knowledge, no other party to any of the Material Contracts, is in breach or default under, and, to the Seller Parties’ Knowledge, no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration of, any of the Material Contracts, except for such breaches, defaults or events as to which requisite waivers have been, or prior to the Closing will have been, obtained or that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.14.                     Legal Proceedings.  Since December 31, 2004, there have been no claims, actions, proceedings or investigations pending or, to the Seller Parties’ Knowledge, threatened in writing against any Seller before any Governmental Entity, which (a) involve in the aggregate an amount greater than $100,000 or (b) if adversely determined would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Neither the Sellers, the Acquired Assets nor the Assumed Liabilities are subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any Governmental Authority relating specifically to the Sellers, the Acquired Assets or the Assumed Liabilities that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.15.                     Compliance with Permits and Laws.

(a)                                  Each of the Sellers has all material permits, subdivision approvals, variances, licenses, franchises and other governmental authorizations, consents and approvals (other than with respect to Environmental Laws which are addressed in Section 5.10) (collectively, “Permits”) necessary to operate its respective businesses as presently conducted.

Except as set forth in Schedule 5.15(a), no Seller has received any notification that it or the Site is in material violation of any Permits or Laws applicable to it or the Acquired Assets.  Each Seller and the Site is in material compliance with all Permits and Laws applicable to it or the Acquired Assets.

(b)                                 Schedule 5.15(b) lists all Permits obtained by the Sellers in connection with the ownership or operation of the Wheatland Facility and the Site and all consent orders to which any Seller is subject.  The Seller Parties have provided or made available to the Buyers true, correct and complete copies of all Permits and consent orders.  All such Permits have become final and nonappealable and, except as would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, are valid and in full force and effect.

5.16.                     Regulation; Sole Purpose.

(a)                                  Wheatland LLC is an “exempt wholesale generator” as defined by the Holding Company Act and is authorized by the FERC to sell electric energy at market-based rates pursuant to an approved rate schedule on file with the FERC.  The Wheatland Facility is an “eligible facility” as defined in the Holding Company Act.  Neither Seller is subject to regulation as a public utility, public service company or an electric company or similar entity subject to regulation by a Governmental Authority.

(b)                                 Wheatland LLC has not conducted, and is not conducting, any business or operations, other than the development, construction, ownership, operation and maintenance of the Wheatland Facility, including the generation and sale of electric energy at wholesale from the Wheatland Facility, and the ownership of the Wheatland Owned Real Property.

5.17.                     Tax Matters.

(a)                                  Except as set forth in Schedule 5.17, (i) all material Tax Returns required to be filed on or before the Closing Date, by or with respect to any Seller or any of the Acquired Assets, have been or will be timely filed on or before the Closing Date in all jurisdictions in which such Tax Returns are required to be filed; (ii) such Tax Returns are or will be true, correct, and complete in all material respects; and (iii) all Taxes shown to be due on such Tax Returns have been or will be timely paid in full.

(b)                                 No statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of either Seller or with respect to any of the Acquired Assets has been extended or waived, which extension or waiver remains in effect.

(c)                                  There are no audits, claims, assessments, levies, administrative proceedings, or lawsuits pending, or to the Seller Parties’ Knowledge, threatened against either Seller or with respect to any of the Acquired Assets by any taxing authority.

(d)                                 The Sellers have each qualified as, and been treated as, an entity disregarded as separate from its owner for federal, state and local income Tax purposes at all times since the date of its formation.

(e)                                  There are no Encumbrances for Taxes on any of the Acquired Assets, except for Permitted Encumbrances.

(f)                                    To the Seller Parties’ Knowledge, no claim has ever been made by an authority in a jurisdiction where a Tax Return is not filed by, or with respect to, either Seller or any of the Acquired Assets, that either Seller or any of the Acquired Assets are or may be subject to taxation in that jurisdiction.

(g)                                 The Sellers have each withheld and paid all material Taxes required to have been paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party.

(h)                                 True and complete copies of all Income Tax Returns filed by either Seller, or any Tax Returns (other than Income Tax Returns) filed with respect to any of the Acquired Assets, and all written communications to or from any taxing authority since January 1, 2003 have been made available to the Buyers for inspection.

(i)                                     None of the assets of the Sellers (i) is required to be treated as “tax-exempt use property” within the meaning of section 168(h) of the Code, (ii) is subject to the provisions of section 168(f) of the Code, or (iii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

5.18.                     Related Party Matters.  Except as set forth in Schedule 5.18, neither Seller is party to any agreement, contract, commitment, transaction or proposed transaction with any of its Affiliates.

5.19.                     Assets Other than Real Property Interests.

(a)                                  Except as set forth in Schedule 5.19(a), each of the Seller Parties has good and valid title to all of its respective properties and assets constituting the Acquired Assets other than the Site (it being understood that the Site is covered by Section 5.8), in each case free and clear of all Encumbrances except any Permitted Encumbrances.

(b)                                 All the material tangible personal property of the Sellers has been maintained in all material respects in accordance with the past practice of the Sellers and Good Utility Practice.  Each item of material tangible personal property of the Sellers is in all material respects in good working order, ordinary wear and tear excepted.  All leased personal property of the Sellers is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

(c)                                  Other than the Acquired Assets and the Excluded Assets listed in clauses (a) through (g) of Section 2.2, none of the Seller Parties or their Affiliates owns any material assets relating to the Site or the Wheatland Facility.

5.20.                     Intellectual Property.  The Sellers own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information (collectively, the “Intellectual Property”) necessary in connection with the business of the Sellers as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  The conduct of the businesses of the Sellers as currently conducted does not infringe upon any Intellectual Property of any third party, except where such infringement would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  No person is infringing upon any Intellectual Property of the Sellers, except where such infringement would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Except as set forth in Schedule 5.20, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or any Encumbrance on, the rights of the Sellers with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.21.                     Due Diligence Materials.  All of the Due Diligence Materials that are photostatic, facsimile or electronic copies conform in all material respects with the original documents.

5.22.                     No Knowledge of Certain Conditions.  To the Seller Parties’ Knowledge, and assuming the accuracy of the Buyers’ representations and warranties in this Agreement, the parties’ compliance with their obligations under this Agreement, and the making or obtaining, as applicable, of the Buyers Required Regulatory Approvals, the Sellers Required Regulatory Approvals and any other third party consents contemplated herein, no condition or circumstance exists as of the date of this Agreement that will excuse the Seller Parties from their timely performance of their obligations under this Agreement.

5.23.                     Disclaimer of Other Representations and Warranties.

(a)                                  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OR ELSEWHERE IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, THE SELLER PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, THE SITE OR THE WHEATLAND FACILITY, THE OPERATIONS OF THE WHEATLAND FACILITY, OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE WHEATLAND FACILITY OR THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ACTUAL OR RATED GENERATING CAPABILITY OF THE WHEATLAND FACILITY OR THE ABILITY OF THE BUYERS TO GENERATE OR SELL ELECTRICAL ENERGY.

(b)                                 WITHOUT LIMITING THE FOREGOING, AND EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OR ELSEWHERE IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, THE SELLER PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE OF SUCH PROPERTIES OR ASSETS WITH ANY LAWS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR AS TO THE CONDITION OF THE ACQUIRED ASSETS OR ANY PART THEREOF, OR AS TO THE ABSENCE OF

HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE ACQUIRED ASSETS.  ANY SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

(c)                                  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OR ELSEWHERE IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, THE ACQUIRED ASSETS ARE SOLD “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE “WITH ALL FAULTS.”

(d)                                 WITHOUT LIMITING THE FOREGOING, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE SELLER PARTIES OR THE SELLER PARTIES’ REPRESENTATIVES, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION OR MATERIAL CONTAINED IN THE DUE DILIGENCE MATERIALS OR IN THE INFORMATION MEMORANDUM, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

The Buyers jointly and severally represent and warrant to the Seller Parties, except as set forth on the corresponding sections of the Buyers’ Schedules, as follows:

6.1.                            Organization.  PSI Energy is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana.  CG&E is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.  Each of PSI Energy and CG&E has all requisite corporate power and authority to own, lease and operate its properties and to carry out its respective business as is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, except where the failure to have such power and authority, or to be so qualified or in good standing, would not individually or in the aggregate, be reasonably likely to prevent or materially delay or impair such Buyer’s ability to consummate the transactions contemplated by this Agreement.  The Buyers have made available to the Seller Parties complete and correct copies of their respective Articles of Incorporation and By-Laws, each as currently in effect.

6.2.                            Authority Relative to this Agreement.  Each of the Buyers has full corporate power and authority to execute and deliver this Agreement and, as of the Closing Date, will have full corporate power and authority to execute and deliver the Ancillary Agreements, as applicable, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, and, as of the Closing, the execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby will have been, duly and validly authorized by the Boards of Directors of each of the Buyers, and no other corporate proceedings on the part of the Buyers are necessary to authorize this Agreement and, as of the Closing, the Ancillary Agreements, as applicable, or to consummate the transactions contemplated hereby or thereby.  This Agreement has been, and, as of the Closing, the Ancillary Agreements, as applicable, will have been, duly and validly executed and delivered by the Buyers, as applicable.  Assuming that this Agreement and, as of the Closing, the Ancillary Agreements constitute valid and binding agreements of the respective Seller Parties, subject to receipt of the Sellers Required Regulatory Approvals and the Buyers Required Regulatory Approvals, this Agreement constitutes, and the Ancillary Agreements will constitute, valid and binding agreements of the Buyers, enforceable against the Buyers in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

6.3.                            Consents and Approvals; No Violation.

(a)                                  Other than obtaining the Sellers Required Regulatory Approvals and the Buyers Required Regulatory Approvals, neither the execution and delivery of this Agreement and, on the Closing Date, the Ancillary Agreements, as applicable, by the Buyers nor the purchase by the Buyers of the Acquired Assets pursuant to this Agreement or performance by the Buyers under this Agreement or the Ancillary Agreements, as applicable, will (i) conflict with or result in any breach of any provision of the respective Articles of Incorporation or By-Laws of the Buyers, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, be reasonably likely to prevent or materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement, (iii) require any consent, approval or notice, or result in a default (with or without notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration), under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of the Buyers or their respective Subsidiaries is a party or by which any of the Buyers or their respective Subsidiaries may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, are not reasonably likely to prevent or materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement, or (iv) violate any Law or permit applicable to any of the Buyers, or their respective assets, which violation would, individually or in the aggregate, be reasonably likely to prevent or materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement.

(b)                                 Except for (i) any filings or approvals under section 203 and section 205 the Federal Power Act (the “FERC Approvals”); (ii) the filings by the Buyers required by the HSR Act and the expiration or earlier termination of all waiting periods under the HSR Act; and (iii) subject to Section 11.16, (A) IURC approval of a certificate of public convenience and necessity (“CPCN”) and deferred ratemaking treatment for transaction costs, capital improvement costs, carrying costs and depreciation costs (i.e., return on and return of) associated with the Acquired Assets consistent with the Indiana Settlement Agreement and (B) any required approvals from the SEC under the Holding Company Act (the filings and approvals referred to in clauses (i) through (iii), collectively, the “Buyers Required Regulatory Approvals”), no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Entity is necessary for the consummation by the Buyers of the transactions contemplated hereby or by the Ancillary Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made, are not reasonably likely to prevent or materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement.

(c)                                  On or prior to the date hereof, the Buyers executed a settlement agreement with the IURC staff and the Indiana Office of Utility Consumer Counselor concerning both CPCN authority and ratemaking treatment regarding the Wheatland Facility, a copy of which is attached hereto as Exhibit E (the “Indiana Settlement Agreement”).

6.4.                            Availability of Funds.  Each Buyer has access to, and at the Closing will have available, sufficient funds to enable it to pay its portion of the Purchase Price on the terms and conditions of this Agreement.  The Buyers’ obligations hereunder are not subject to any conditions regarding the Buyers’ ability to obtain financing for the consummation of the transactions contemplated hereby.

6.5.                            Litigation.  There are no claims, actions, proceedings or investigations pending or, to the Buyers’ Knowledge, threatened against or relating to either Buyer before any Governmental Entity, which question, challenge the validity of, or are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement or the Ancillary Agreements, the transactions contemplated herein or therein or any action taken or proposed to be taken by the Buyers pursuant hereto or thereto or in connection with the transactions contemplated herein or therein.

6.6.                            No Knowledge of Certain Conditions.  To the Buyers’ Knowledge, and assuming the accuracy of the Seller Parties’ representations and warranties in this Agreement, the parties’ compliance with their obligations under this Agreement, and the making or obtaining, as applicable, of the Buyers Required Regulatory Approvals, the Sellers Required Regulatory Approvals and any other third party consents contemplated herein, no condition or circumstance exists as of the date of this Agreement that will excuse the Buyers from their timely performance of their obligations under this Agreement.

6.7.         Due Diligence Investigation and Other Acknowledgements.

(a)                                  Each of the Buyers acknowledges and agrees that it has conducted and is relying exclusively upon the Seller Parties’ representations and warranties in this Agreement and any Ancillary Agreement and its own inspections and investigation in order to satisfy itself as to the condition and suitability of the business, Inventories, assets, real and personal properties, Liabilities, results of operations, condition (financial or otherwise) and prospects of the Wheatland Facility and of the Acquired Assets.

(b)                                 Each of the Buyers acknowledges and agrees that, except as provided in this Agreement and any Ancillary Agreement, the Seller Parties make no representations or warranties (express, implied, at common law, statutory or otherwise) with respect to the accuracy or completeness of the Information Memorandum or the Due Diligence Materials now, previously or hereafter made available to the Buyers in connection with this Agreement (including any description of the Wheatland Facility, revenue, price and expense assumptions, electricity demand forecasts or environmental information), or of any other information furnished to the Buyers or the Buyers’ Representatives by the Seller Parties or the Seller Parties’ Representatives.

6.8.                            Disclaimer of Other Representations and Warranties.  EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI OR THE ANCILLARY AGREEMENTS, THE BUYERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED.

ARTICLE VII
COVENANTS OF THE PARTIES

7.1.                            Conduct of Business.

(a)                                  Except as specifically contemplated in this Agreement, except as described in Schedule 7.1(a), except as required as a result of any change in Law, except with respect to the Excluded Assets, and except as necessitated by Good Utility Practices in circumstances where time does not permit the Seller Parties to obtain the prior written consent of the Buyers (in which case the Seller Parties shall notify the Buyers promptly after any such circumstance), during the period from the date of this Agreement to the Closing Date, each of the Sellers shall, and AESC shall cause each Seller to, operate its respective business in the usual, regular and ordinary course consistent with Good Utility Practice and shall use Commercially Reasonable Efforts to preserve intact its respective business and the goodwill and relationships with customers, suppliers, Governmental Entities, local communities and others having dealings with it.  Without limiting the generality of the foregoing, and, except as specifically contemplated in this Agreement, except as described in Schedule 7.1(a), except as required as a result of any change in Law, except with respect to the Excluded Assets, and except as necessitated by Good Utility Practices in circumstances where time does not permit the Seller Parties to obtain the prior written consent of the Buyers (in which case the Seller Parties shall notify the Buyers promptly after any such circumstance), prior to the Closing Date, without the prior written consent of the Buyers, which will not be unreasonably withheld or delayed, the Sellers shall not, and AESC shall not permit the Sellers to, directly or indirectly:

(i)                                     amend their respective certificates of formation or limited liability company agreements;

(ii)                                  (A) issue any new limited liability company interests in the Sellers; (B) grant any stock option, warrant or other right to purchase limited liability company interests in the Sellers; or (C) issue any security convertible into limited liability company interests in the Sellers;

(iii)                               (A) except for Permitted Encumbrances, create, incur, assume or suffer to exist any Indebtedness secured by, or any Encumbrances on, the Acquired Assets; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly or indirectly, contingently or otherwise) for the obligations of any Person;

(iv)                              make any material change in the levels of Inventory customarily maintained by the Sellers, other than consistent with Good Utility Practice;

(v)                                 sell, lease (as lessor), transfer or otherwise dispose of, any asset, other than assets used, consumed or replaced in the ordinary course of business consistent with past practice and Good Utility Practice;

(vi)                              terminate, extend, request or grant a waiver under, or otherwise amend, in any material respect, any Material Contract or Lease, or enter into any contract, agreement, commitment or arrangement which, had it been in effect as of the date hereof, would have constituted a Material Contract;

(vii)                           execute, enter into, terminate or otherwise amend, in any material respect, (A) any of the Permits or Environmental Permits, other than routine renewals or (B) any other agreement, order, decree or judgment relating to any current or new Permits or Environmental Permits;

(viii)                        enter into any power sales commitments other than those on customary terms and market pricing and that have terms that expire on or before November 20, 2005 or such other date that the parties mutually agree to be the date on which the Closing is expected to occur;

(ix)                                permit the Seller Parties or their Affiliates to (A) amend or cancel any liability or casualty insurance policies related to the Acquired Assets or (B) fail to maintain, by self insurance or with financially responsible insurance companies, insurance in such amounts and against such risks and losses as was in place as of the date of this Agreement and as is consistent with Good Utility Practice for the Acquired Assets;

(x)                                   enter into any commitment or contract not addressed in clauses (i) through (ix) above that will be delivered or performed after the Closing, in an amount greater than $100,000;

(xi)                                acquire (including by merger, consolidation or acquisition of stock or assets) any Person or any division thereof or material portion of the assets thereof;

(xii)                             liquidate, dissolve or wind up either of the Sellers or commence a voluntary bankruptcy or similar proceeding in respect of either of the Sellers or appoint a custodian, receiver, liquidator or similar official or make an assignment for the benefit of creditors or admit in writing of its inability to pay its debts;

(xiii)                          make less than 100% of its Maintenance Expenditures, unless the projects associated with such expenditures are duly completed at a price below the cost indicated on Schedule 7.1(a)(xiii), or fail to make any capital expenditures required in accordance with Good Utility Practice;

(xiv)                         enter into any agreement or arrangement with any Affiliates other than such agreements and arrangements as are entered into in the ordinary course of business and which have been negotiated on an arm’s-length basis and are no less favorable to the Sellers than the Sellers would have obtained from an unaffiliated third party, and provided that the Sellers shall have notified the Buyers in writing prior to entering into any such Affiliate transactions and, further, that the termination date of any such agreement or arrangement shall be not later than the Closing Date;

(xv)                            take any action that alters the regulatory status of the Sellers, the Site or the Wheatland Facility;

(xvi)                         sell, lease, dispose of, transfer or otherwise convey Emission Allowances issued with respect to the Wheatland Facility, including the transfer of Emission Allowances to other accounts maintained by the Sellers or their Affiliates, except to the extent that such transfers do not result in a breach of the provisions of this Agreement with respect to the Emission Allowances to be transferred to the Buyers; provided that, in any event, if the Closing occurs prior to November 30, 2005, the Sellers shall transfer to the Buyers, in addition to the Emission Allowances to be transferred to the Buyers as set forth in Section 2.1(b)(viii), additional Emission Allowances sufficient for the Wheatland Facility to comply with the Indiana NOx Budget Program for NOx emissions occurring in 2005 up to and including the Closing Date; provided further, that if the Closing occurs on or after November 30, 2005, the Sellers shall not be obligated to transfer Emissions Allowances with a vintage year of 2005 to the Buyers to the extent necessary for the Sellers to comply with the Indiana NOx Budget Program with respect to the emissions from the Wheatland Facility; or

(xvii)                      enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the transactions set forth in the foregoing paragraphs (i) through (xvi).

(b)                                 Except as specifically contemplated in this Agreement, except as described in Schedule 7.1(b), except as required as a result of any change in Law, except with respect to the Excluded Assets, and except as necessitated by Good Utility Practices in circumstances where time does not permit the Seller Parties to obtain the prior written consent of the Buyers (in which case the Seller Parties shall notify the Buyers promptly after any such circumstance), during the period from the date of this Agreement to the Closing Date, AESC shall, with respect to the Sellers and the Wheatland Facility only, operate its business in the usual, regular and ordinary course consistent with Good Utility Practice and shall, with respect to the Sellers and the Wheatland Facility only, use Commercially Reasonable Efforts to preserve intact its respective business and the goodwill and relationships with customers, suppliers, Governmental Entities, local communities and others having dealings with it.  Without limiting the generality of the foregoing, and, except as specifically contemplated in this Agreement, except as described in Schedule 7.1(b), except as required as a result of any change in Law, except with respect to the Excluded Assets, and except as necessitated by Good Utility Practices in circumstances where time does not permit the Seller Parties to obtain the prior written consent of the Buyers (in which case the Seller Parties shall notify the Buyers promptly after any such circumstance), prior to the Closing Date, without the prior written consent of the Buyers, which will not be unreasonably withheld or delayed, AESC shall not, and shall not permit the Sellers or any of their Affiliates to, directly or indirectly:

(i)                                     make any change in the compensation payable or to become payable to any of the Sellers’ Employees (other than normal recurring adjustments of salaries and wages payable to the Sellers’ Employees, which adjustments are in the ordinary course of business consistent with past practice);

(ii)                                  enter into or amend any employment, severance, change in control, retention, consulting, termination or other compensation-related agreement or arrangement with or with respect to, or make any loan or advance to, any of the Sellers’ Employees, except for loans permitted under any 401(k) plan sponsored by any ERISA Affiliate in which the Sellers’ Employees participate;

(iii)                               (A) pay or make any accrual or arrangement for payment of any pension, profit-sharing, retirement allowance or other employee benefit pursuant to any existing plan, agreement, policy or arrangement to any of the Sellers’ Employees, except to the extent AESC or the Sellers are obligated to do so on the date hereof, (B) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, termination, severance pay, retention, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any of the Sellers’ Employees, except to the extent AESC or the Sellers are obligated to do so on the date hereof, or (C) amend in any material respect any existing employee benefit plan, agreement or arrangement in a manner inconsistent with the foregoing, except as required by applicable Law;

(iv)                              hire any new employee to provide services in connection with the businesses of the Sellers with an annual salary in excess of $50,000 or terminate the employment of any such employee other than for cause, or engage any additional consultants or independent contractors or enter into or extend the term of any consulting or independent contractor relationship;

(v)                                 encumber, mortgage, pledge, lease, transfer or otherwise dispose of the AESC Transferred Assets;

(vi)                              take any action which alters the regulatory status of the Sellers;

(vii)                           (A) change any financial or Tax accounting methods, policies or practices of either Seller or with respect to any of the Acquired Assets, except as required under GAAP, (B) make, revoke or amend any Tax election of either Seller or with respect to any of the Acquired Assets, (C) file any amended Tax Return of either Seller or with respect to any of the Acquired Assets, (D) enter into any closing agreement affecting any material Tax liability or refund of either Seller or with respect to any of the Acquired Assets, (E) settle or compromise any material Tax liability or refund of either Seller or with respect to any of the Acquired Assets, or (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax of either Seller or with respect to any of the Acquired Assets;

(viii)                        terminate, extend, request or grant a waiver under, or otherwise amend, in any material respect, any Material Contract or Lease, or enter into any contract,

agreement, commitment or arrangement which, had it been in effect as of the date hereof, would have constituted a Material Contract; or

(ix)                                enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the transactions set forth in the foregoing paragraphs (i) through (viii).

7.2.                            Access to Information.

(a)                                  Between the date of this Agreement and the Closing Date, the Seller Parties will, during ordinary business hours and upon reasonable notice, (i) give the Buyers and the Buyers’ Representatives reasonable access to all books, records, personnel, plants, offices and other facilities and properties of the Seller Parties (limited, in the case of AESC, to the extent they pertain to the Sellers or otherwise relate directly to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby), (ii) permit the Buyers and the Buyers’ Representatives to make such reasonable inspections thereof as the Buyers may reasonably request, (iii) furnish the Buyers and the Buyers’ Representatives with such financial and operating data and other information regarding the Wheatland Facility as the Buyers may from time to time reasonably request; provided, however, that the Seller Parties will not be required to create special reports or perform any studies, and (iv) furnish the Buyers a copy of each material report, schedule or other document filed or received by it with or from the SEC, FERC or any other Governmental Entity with respect to the Wheatland Facility; provided, however, that (A) any such investigation shall be conducted in such manner as not to unduly interfere with the operation of the Seller Parties’ respective businesses and operations, (B) none of the Seller Parties shall be required to take any action which would constitute a waiver of the attorney-client privilege, and (C) none of the Seller Parties need supply the Buyers with any information which such Person is under a legal obligation not to supply.  Notwithstanding anything in this Section 7.2 to the contrary, (x) the Seller Parties will only furnish copies of or provide such access to Transferring Employee Records and any other personnel, medical and benefits records to the extent allowed by Law, and (y) the Buyers shall not have the right to perform or conduct any environmental sampling or testing at, in, on or underneath any property or facility or real estate owned by any of the Seller Parties.

(b)                                 Until the Closing Date, all information furnished to or obtained by the Buyers and the Buyers’ Representatives pursuant to this Section 7.2 or the Ancillary Agreements shall be subject to the provisions of the Confidentiality Agreement.  At the Closing, the Seller Parties shall execute a confidentiality and non-use agreement (the “Sellers Confidentiality Agreement”) on substantially similar terms to the Confidentiality Agreement which shall require the Seller Parties to maintain the confidentiality of all information related to the Acquired Assets and the Assumed Liabilities for a period of five years from the Closing Date.  Promptly following the date hereof, the Seller Parties shall request, if they have not previously done so, the return or destruction of all non-public information provided by the Seller Parties or their Affiliates or the Seller Parties’ Representatives prior to the date hereof to other potential purchasers of the Acquired Assets in connection with a confidentiality agreement executed in connection with such a potential sale of the Acquired Assets.

(c)                                  For a period of seven years after the Closing Date, each of the parties hereto shall have reasonable access to all of the books and records of the other parties (limited, in the case of AESC, to the extent they pertain to the Sellers or the Acquired Assets and, in the case of the Buyers, to the extent they pertain to the Acquired Assets, or, in either case, to the extent otherwise related to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby), including all Transferring Employee Records, to the extent that such access may reasonably be required by such party.  Such access shall be afforded by the party or parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours.  The party or parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 7.2(c).  If the party or parties in possession of such books and records shall desire to dispose of any such books and records upon or prior to the expiration of such seven-year period, such party or parties shall, prior to such disposition, give the other party or parties a reasonable opportunity, at such other party’s or parties’ expense, to segregate and remove such books and records as such other party or parties may select.

(d)                                 AESC agrees not to release any Person (other than the Buyers) from any confidentiality agreement now existing with respect to the Sellers or the transactions contemplated hereby, or waive or amend any provision thereof.  From and after the Closing, AESC shall assign to the Buyers (or, if assignment is not permitted, enforce for the benefit of the Buyers) any such existing confidentiality agreements with other potential purchasers in connection with a potential sale of, or other transaction relating to, the Sellers; provided, however, that AESC will not be obligated to assign any existing confidentiality agreement if such confidentiality agreement contemplates, in addition to a transaction relating to the Sellers, the consummation of other potential transactions with AESC or any of its Affiliates and instead AESC will enforce such confidentiality agreement for the benefit of the Buyers to the extent it relates to a potential sale of, or other transaction relating to, the Sellers or the Acquired Assets.

7.3.                            Expenses.  Except as set forth in Section 7.9 and as otherwise specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses, except that (i) the fee payable in connection with the filing required by the HSR Act shall be shared one-half by the Seller Parties and one-half by the Buyers and (ii) the premium for the Title Policy, including the costs of any endorsements, and the cost of the Survey shall be paid solely by the Seller Parties.

7.4.                            Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto will use Commercially Reasonable Efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the sale of the Acquired Assets pursuant to this Agreement, including, without limitation, using Commercially Reasonable Efforts to ensure satisfaction of the conditions precedent to each party’s obligations hereunder.  None of the parties hereto will, without prior written consent of the other parties, except as contemplated by this Agreement, take or fail to take any action, which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.  From time to time after the date hereof, without further consideration, each party shall, at its own expense, execute and deliver such and take such further actions as may reasonably be requested by the other party in order to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

7.5.                            Public Statements.  Prior to the Closing, the parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement, statement or other disclosure prior to such consultation, except as may be required by Law or by any securities exchange and except that the parties may make public announcements, statements or other disclosures with respect to this Agreement and the transactions contemplated hereby to the extent and under the circumstances in which the parties are expressly permitted by the Confidentiality Agreement to make disclosures.

7.6.                            Consents and Approvals; Other Obligations.

(a)                                  The Seller Parties and the Buyers shall cooperate and consult with each other and keep each other informed of the status and (i) prepare and file all necessary documentation and (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, in each case, to obtain as promptly as practicable all necessary consents, approvals and authorizations of all Persons (other than any Governmental Entity) necessary or advisable to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which any of the Seller Parties or the Buyers are a party or by which any of them is bound.

(b)                                 As promptly as practicable after the date hereof, the Seller Parties or their Affiliates and the Buyers (or the ultimate parent entity of the Buyers, if necessary) shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby.  The parties shall consult with each other as to the appropriate time of filing such notifications and shall use Commercially Reasonable Efforts to make such filings at the agreed upon time, to respond promptly to, and consult with each other with respect to, any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

(c)                                  The Seller Parties and the Buyers shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld pursuant to such state and local Tax Law.

(d)                                 The Seller Parties, at their sole expense, will use all Commercially Reasonable Efforts to cause the transactions contemplated by this Agreement to be permitted, as of the Closing, under the Existing Debt Documents.  In addition, the Seller Parties, at their sole expense, will timely seek, and will use all Commercially Reasonable Efforts to obtain, the release of Allegheny Energy, Inc. or its Affiliates from the guarantees and other security obligations with respect to the Wheatland Facility set forth on Schedule 7.6(d) (the “Support

Obligations”).  The Buyers will use Commercially Reasonable Efforts to arrange for the Seller Parties and their Affiliates to be released, as of the Closing, from their obligations under the Support Obligations, including by providing any substitute guarantee or other security in like amount, if necessary.  If the Buyers and the Seller Parties are not successful in obtaining such releases of the Support Obligations prior to the Closing, then the Buyers shall indemnify and hold the Seller Parties and their Affiliates harmless from any claims made against the Seller Parties or their Affiliates with respect to the Wheatland Facility that are attributable to the period on or after the Closing Date or are otherwise in respect of Assumed Liabilities.

7.7.                            Regulatory Approvals.

(a)                                  The Seller Parties and the Buyers shall cooperate and consult with each other and keep each other informed of the status and (i) prepare and file all necessary documentation and (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, in each case, to obtain as promptly as practicable all necessary consents, approvals and authorizations of all Governmental Entities (including, without limitation, the Sellers Required Regulatory Approvals and the Buyers Required Regulatory Approvals) or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which any of the Seller Parties or the Buyers are a party or by which any of them is bound.  The parties hereto have exchanged, and agreed to, drafts of the joint application to be filed with the FERC under section 203 of the Federal Power Act related to this Agreement and the transactions contemplated hereby, and of the application to be filed by the Buyers with the FERC under section 205 of the Federal Power Act related to this Agreement and the transactions contemplated hereby, and such agreed drafts will be filed with the FERC on or about May 6, 2005.  Each of the Seller Parties and the Buyers shall have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in any filing made in connection with the transactions contemplated hereby.

(b)                                 The Buyers have retained and will use, at their expense, a qualified economist to prepare any analyses necessary to support such application.

(c)                                  The Buyers will use Commercially Reasonable Efforts to obtain SEC approval pursuant to the Holding Company Act in parallel with all required FERC and state regulatory approvals.

7.8.                            Fees and Commissions.  The Seller Parties and the Buyers each represent and warrant to the other that except for Banc of America Securities LLC, which is acting for and at the expense of the Seller Parties, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby.  The Seller Parties shall be solely responsible for paying all fees or commissions of Banc of America Securities LLC.

7.9.                            Tax Matters.

(a)                                  Notwithstanding any other provision of this Agreement, all applicable sales, transfer, use, stamp, conveyance, value added, recording, excise, and other similar Taxes, if any, together with all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the Acquired Assets to the Buyers or otherwise as a result of the transfer of the Acquired Assets (“Transfer Taxes”) shall be borne solely by the Buyers.  The Buyers, at their own expense, will file, to the extent required by applicable Law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the Seller Parties will join in the execution of any such Tax Returns or other documentation.

(b)                                 With respect to Taxes to be prorated in accordance with Section 3.4, the Buyers shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Acquired Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns.  The Buyers’ preparation of any such Tax Returns that are material shall be subject to the Seller Parties’ approval, which shall not be unreasonably withheld, conditioned or delayed.  The Buyers shall make such Tax Returns available for the Seller Parties’ review and approval not later than 15 Business Days prior to the due date for filing such Tax Return and shall make such changes as are reasonably requested by the Seller Parties.  Within 10 Business Days after the Buyers’ payment of such Taxes, the Seller Parties shall pay to the Buyers, or the Buyers shall pay to the Seller Parties, as appropriate, the difference between (i) the Seller Parties’ proportionate share of the amount shown as due on such Tax Return determined in accordance with Section 3.4 and (ii) the amount paid by the Seller Parties at the Closing Date pursuant to Section 4.3(l).

(c)                                  Each of the Buyers and the Seller Parties shall provide the other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to Liability for Taxes, and each will retain and provide the requesting parties with any records or information that may be relevant to such return, audit, or examination, proceedings or determination.  Any information obtained pursuant to this Section 7.9(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.

(d)                                 The Buyers shall remit to the Seller Parties any refund or credit of Taxes, if and when actually received by the Buyers, to the extent such Taxes are attributable to any taxable period, or portion thereof, ending on or before the Closing Date.

(e)                                  Any payment by the Buyers or the Seller Parties to the other pursuant to this Section 7.9 shall be treated for all purposes by both parties as an adjustment to the Purchase Price, to the maximum extent permitted by Law.

(f)                                    In the event that the Buyers and the Seller Parties disagree as to the amount or calculation of any payment to be made under this Agreement relating to Taxes, or the interpretation or application of any provision under this Agreement relating to Taxes, the parties shall attempt in good faith to resolve such dispute.  If such dispute is not resolved within 60 days following the commencement of the dispute, the Buyers and the Sellers shall jointly retain the Independent Accounting Firm to resolve the dispute; provided, however, that neither party shall be entitled to dispute any individual Tax item that involves an amount of less than $25,000.  The

Independent Accounting Firm shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved.  Following the decision of the Independent Accounting Firm, the Buyers and the Seller Parties shall each take or cause to be taken any action necessary to implement the decision of the Independent Accounting Firm.  The fees and expenses relating to the Independent Accounting Firm shall be borne fifty percent (50%) by the Buyers and fifty percent (50%) by the Seller Parties.

7.10.                     Employees.

(a)                                  Not later than 15 days prior to the Closing Date, the Buyers will offer employment to each of the Sellers’ Employees that is actively employed with any of the Seller Parties or their Affiliates immediately prior to the Closing Date, on such terms and conditions as the Buyers may determine in their sole discretion.  Each such offer of employment shall be made contingent upon the Sellers’ Employees passing the Buyers’ standard screening procedures, which include drug screening and background checks.  The Seller Parties shall cooperate with the Buyers’ reasonable requests for access to the Sellers’ Employees for purposes of making employment offers.  Each of the Sellers’ Employees who passes the Buyers’ standard screening procedures, accepts the Buyers’ offer of employment and actually commences work with the Buyers or their Affiliates shall be a “Buyers’ Employee” for purposes of this Agreement upon the later of the Closing Date or the commencement of such Sellers’ Employee’s active employment with the Buyers.  Except as required by Law, neither the Buyers nor their Affiliates shall be required to continue the employment of any Buyers’ Employee for any period of time, each such employee shall be an at-will employee, and the employment of any Buyers’ Employee may be terminated in the Buyers’ sole discretion at any time in accordance with applicable Law.

(b)                                 With respect to each Buyers’ Employee, effective as of 12:01 a.m. on the date such employee becomes a Buyers’ Employee, such Buyers’ Employee shall cease to participate in the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by the Sellers or their Affiliates (the “Prior Welfare Plans”), except as may be required under COBRA, and shall, if applicable, commence to participate in welfare benefit plans of the Buyers or their Affiliates (the “Replacement Welfare Plans”).  The Buyers shall use reasonable efforts (i) to waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Buyers’ Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting period that were in effect with respect to such employee under the Prior Welfare Plans and that have not been satisfied as of the Closing Date, and (ii) to provide the Buyers’ Employees with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any deductible or out of pocket requirements under the Replacement Welfare Plan (on a pro rata basis in the event of a difference in plan years).  With respect to each Buyers’ Employee (including any beneficiary or the dependant thereof), the Seller Parties shall retain all liabilities and obligations arising under any Prior Welfare Plan whether arising on, prior to or following the Closing Date.

(c)                                  Effective not later than the date a Sellers’ Employee becomes a Buyers’ Employee, the Seller Parties shall cause such Buyers’ Employee to cease to participate in the Benefit Plans, except as may be required under COBRA, and the Buyers shall cause such employee if applicable and to the extent that such employee satisfies any applicable conditions and requirements, to commence participation in certain of the employee benefit plans, programs and fringe benefit plans, programs and fringe benefit arrangements of the Buyers (“Buyers Benefit Plans”).  The Buyers’ Employees shall be given years of service credit, solely for purposes of eligibility for vacation allotment and not for (i) eligibility for any other purpose, (ii) vesting, (iii) benefit accrual, (iv) service related to benefit level or (v) any other purpose, for all service with the Sellers under the Buyers Benefit Plans, if any, in which they become participants to the same extent such employees were credited with service under comparable Benefit Plans.  Neither the Buyers nor their Affiliates shall assume any Benefit Plan, including, without limitation, any severance plan, policy, program, agreement or arrangement of the Seller Parties or any of their Affiliates, nor, except to the extent otherwise provided in subsection (d) below, shall there be any transfer of assets or Liabilities of any Benefit Plan to any Buyers Benefit Plans.  No provision of this Agreement shall be construed to limit the authority of the Buyers or their Affiliates to discontinue, suspend or modify any particular benefit or compensation plan or program provided to the Buyers’ Employees at any time, or to terminate employment of any Buyers Employees at any time after the Closing Date.

(d)                                 The Buyers will, with respect to any 401(k) plan of the Seller Parties or their ERISA Affiliate in which any of the Sellers’ Employees participates, take all necessary action to cause the trustee of any defined contribution plan of the Buyers or any of the Buyers’ ERISA Affiliates in which a Sellers’ Employee becomes a participant to, if elected by the Sellers’ Employee, accept a direct “rollover” of the employee’s “eligible rollover distribution,” as such terms are defined in Code section 401(a)(31), in cash, but solely to the extent such distribution is allowable by applicable Law and satisfies the requirements for such a rollover pursuant to applicable Law.

(e)                                  The Seller Parties or their Affiliates (and not the Buyers or their Affiliates) shall be responsible for any and all Liabilities attributable to the Sellers’ Employees, including without limitation, any and all Liabilities arising out of or resulting from any claim by any Sellers’ Employee which arises under any Law (including, without limitation, any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Seller Parties or any of their Affiliates and the Sellers’ Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) before, on or after, the Closing Date), other than Liabilities attributable to any Buyers’ Employees in respect of the period after the Closing Date (or such later date as the individual becomes a Buyers’ Employee).  Without limiting the generality of the preceding sentence, the Seller Parties shall be responsible for satisfying continuation coverage provisions under section 4980B of the Code and sections 601-608 of ERISA with respect to any Sellers’ Employee (including any Sellers’ Employee that becomes a Buyers’ Employee) and any eligible spouse or dependent who experiences a “qualifying event,” as defined in Code section 4980B(f)(3), on or before the Closing Date.  The Seller Parties shall pay to each Buyers’ Employee on or before the Closing Date (or such later date as the individual becomes a Buyers’ Employee) all sums such Buyers’ Employee is due as of such date for any accrued but unpaid salary and wages, including, without limitation, accrued but unpaid vacation days, personal days, and expense reimbursements.  In addition, the Seller Parties shall be solely responsible for any and all severance payments or benefits arising under any Benefit Plan, or otherwise with respect to the transactions contemplated by this Agreement, and the Buyers shall have no Liabilities with respect thereto.

(f)                                    Nothing contained in this Section 7.10, whether express or implied, is intended to confer upon any Sellers’ Employee or former employee of any of the Seller Parties or their Affiliates or any Buyers’ Employee any right or remedy, including, without limitation, any right as a third-party beneficiary.

(g)                                 Effective as of the Closing Date, the Sellers shall pay to each Buyer’s Employee who was a participant in the Annual Incentive Plan of any of the Seller Parties the annual bonus that such employee would have received had such employee remained employed with any of the Seller Parties until the last day of the plan year, prorated to reflect a partial plan year ending as of the Closing Date and based on such other assumptions as the Seller Parties reasonably need to make to calculate such bonuses.

7.11.                     Risk of Loss.

(a)                                  From the date hereof through the Closing Date, all risk of loss or damage to the Acquired Assets shall be borne by the Seller Parties, except that loss or damage caused by the acts or omissions of the Buyers or the Buyers’ Representatives will be the responsibility of the Buyers.

(b)                                 If, before the Closing Date, all or any portion of the Acquired Assets is (i) condemned or taken by eminent domain or is the subject of a pending or, to the Seller Parties’ Knowledge, contemplated taking which has not been consummated, or (ii) materially damaged or destroyed by fire or other casualty, then the Seller Parties shall notify the Buyers promptly in writing of such fact.  If that condemnation, taking, damage, or destruction results in the failure of any condition in Sections 8.1 or 8.2 to be met or results in a Material Adverse Effect, then the Buyers may terminate this Agreement.  Unless the Buyers terminate this Agreement pursuant to the foregoing sentence, (x) in the case of a condemnation or taking, the Seller Parties shall assign or pay, as the case may be, any net proceeds thereof to the Buyers at the Closing, and (y) in the case of a fire or other casualty, the Seller Parties shall either restore such damage or assign the insurance proceeds therefor to the Buyers at the Closing.

7.12.                     Tax Clearance Certificates.  The parties hereto shall use Commercially Reasonable Efforts to obtain from any taxing authority any certificate, permit, license, or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

7.13.                     Non-Use of Allegheny Marks After the Closing.

(a)                                  The Allegheny Marks appear on some of the Acquired Assets, including on signage at the Wheatland Facility, and on supplies, materials, stationery, brochures, advertising materials, manuals and similar consumable items.  The Buyers acknowledge and agree that they do not have and, upon consummation of the transactions contemplated by this Agreement, will not have, any right, title, interest, license or other right to use the Allegheny Marks.

(b)                                 The Buyers will (i) within 60 days after the Closing Date, remove the Allegheny Marks from, or cover or conceal the Allegheny Marks on, the Acquired Assets,

including signage at the Wheatland Facility, and provide written verification thereof to the Seller Parties promptly after completing such removal, (ii) within 14 days after the Closing Date, return or destroy (with proof of destruction) all other Acquired Assets that contain any Allegheny Marks that are not removable, and (iii) within 30 days after the Closing Date, submit notifications or amendments with respect to any Permits or Environmental Permits that use any Allegheny Marks.

(c)                                  Each Buyer agrees never to challenge Allegheny Energy, Inc.’s or its Affiliates’ ownership of the Allegheny Marks or any application for registration thereof or any registration thereof or any rights of the Seller Parties or their Affiliates therein as a result, directly or indirectly, of its ownership of the Acquired Assets.

(d)                                 The Buyers will not will conduct any business or offer any goods or services under any Allegheny Marks, except as expressly permitted during the transaction period pursuant to Section 7.13(b) or as permitted pursuant to Allegheny Energy, Inc.’s written consent.

(e)                                  No Buyer will send, or cause to be sent, any correspondence or other materials to any Person on any stationery that contains any Allegheny Marks or otherwise operate Wheatland Facility in any manner that would or might reasonably be expected to confuse any Person into believing that such Buyer has any right, title, interest or license to use any Allegheny Marks.

7.14.                     Insurance.  The Buyers acknowledge that, after the Closing, the Acquired Assets shall not be covered by any insurance policy in respect of fire, liability, worker’s compensation or otherwise maintained by the Seller Parties or any of their Affiliates.  Accordingly, the parties agree that the Buyers shall be responsible for procuring insurance in respect of the Acquired Assets after the Closing Date.

7.15.                     No Solicitation.  From the date hereof through the Closing, none of the Seller Parties, their Affiliates nor the Sellers’ Representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group, concerning any sale of all or a portion of the Acquired Assets, the Sellers or any equity interest therein, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Sellers (each such transaction being referred to herein as a “Proposed Acquisition Transaction”) other than with the Buyers, their Affiliates and the Buyers’ Representatives.  None of the Seller Parties shall, directly or indirectly, through any Affiliate, officer, director, employee, Sellers’ Representative or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act) relating to any Proposed Acquisition Transaction.  The Seller Parties represent that they are not now engaged in discussions or negotiations with any Person other than the Buyers with respect to a Proposed Acquisition Transaction.

7.16.                     Notifications.

(a)                                  Subject to the terms and conditions of this Agreement, each of the parties will use Commercially Reasonable Efforts to (i) promptly notify the other parties of (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate as so qualified in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and (C) any change or event which, individually or in the aggregate, has had a material adverse effect on the Buyers or a Material Adverse Effect; and (ii) promptly provide the other party with copies of all filings made by such party or any Affiliates thereof with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

(b)                                 The Seller Parties will, from time to time prior to the Closing (but no more than once in any 30-day period), promptly supplement or amend any of the Seller Parties’ Schedules relating to Article V with respect to any matter that existed as of the date of this Agreement and should have been set forth or described in such Schedule.  If the matters disclosed on such supplemented or amended Schedules would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, then the Buyers may elect to terminate this Agreement within 15 days after receipt of the supplemented or amended Schedule, by providing written notice thereof to the Seller Parties.  If the Buyers elect to terminate this Agreement pursuant to this Section 7.16(b), then the Seller Parties will have a 20-day period to cure the event causing the amended or supplemented Schedule, provided that, if so cured within such 20-day period, this Agreement shall not be terminated.  No disclosure by the Seller Parties pursuant to this Section 7.16(b), however, will be deemed to amend or supplement any of the Seller Parties’ Schedules, to have qualified the representations and warranties contained in this Agreement or to have reduced or limited in any way the indemnification obligations of the Seller Parties pursuant to Article IX, unless the Buyers expressly consent to such supplement in writing.

(c)                                  The Seller Parties will, from time to time prior to the Closing (but no more than once in any 30-day period), promptly supplement or amend any of the Seller Parties’ Schedules relating to Article V with respect to any matter arising after the date of this Agreement, which, if existing as of the date of this Agreement, would have been required to be set forth or described in such Schedule in order to make any representation or warranty set forth in this Agreement true and correct as of such date.  If the matters disclosed on such supplemented or amended Schedules would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, then the Buyers may elect to terminate this Agreement, within 15 days after receipt of the supplemented or amended Schedules, by providing written notice thereof to the Seller Parties; provided, however, that if the Buyers do not exercise such right to terminate this Agreement within such 15-day period, then (i) the Buyers will be deemed to have forever waived any right to terminate this Agreement based upon such supplement or amendment, except when considered in the aggregate with subsequent supplements or amendments, (ii) the Buyers will be deemed to have accepted such supplement or amendment, subject to (and in no way limiting) the Buyers’ right to receive the indemnity set forth in the last sentence of this Section 7.16(c), and (iii) such supplement or amendment will be deemed to supplement or amend the Sellers’ Schedules, subject to (and in no way limiting) the Buyers’ right to receive the indemnity set forth in the last sentence of this Section 7.16(c).  If the Buyers elect to terminate this Agreement pursuant to this Section 7.16(c), then the Seller Parties will have a 20-day period to cure the event causing the amended or supplemented Schedule, provided that, if so cured within such 20-day period, this Agreement shall not be terminated.  In the event the Closing occurs, the Seller Parties shall indemnify the Buyers for all Liabilities associated with or arising out of the matters disclosed in any supplemented or amended Schedules delivered pursuant to this Section 7.16(c) in accordance with Article IX.

(d)                                 The Buyers will, from time to time prior to the Closing (but no more than once in any 30-day period), promptly supplement or amend any of the Buyers’ Schedules relating to Article VI with respect to any matter that existed as of the date of this Agreement and should have been set forth or described in such Schedule.  If the matters disclosed on such supplemented or amended Schedule would, individually or in the aggregate, be reasonably likely to prevent, materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement, then the Seller Parties may elect to terminate this Agreement within 15 days after receipt of the supplemented or amended Schedule, by providing written notice thereof to the Buyers.  If the Seller Parties elect to terminate this Agreement pursuant to this Section 7.16(d), then the Buyers will have a 20 day period to cure the event causing the amended or supplemented Schedule, provided that, if so cured within such 20-day period, this Agreement shall not be terminated.  No disclosure by the Buyers pursuant to this Section 7.16(d), however, will be deemed to amend or supplement any of the Buyers’ Schedules, to have qualified the representations and warranties contained in this Agreement or to have reduced or limited in any way the indemnification obligations of the Buyers pursuant to Article IX, unless the Seller Parties expressly consent to such supplement in writing.

(e)                                  The Buyers will, from time to time prior to the Closing (but no more than once in any 30-day period), promptly supplement or amend any of the Buyers’ Schedules relating to Article VI with respect to any matter arising after the date of this Agreement, which, if existing as of the date of this Agreement, would have been required to be set forth or described in such Schedule in order to make any representation or warranty set forth in this Agreement true and correct as of such date.  If the matters disclosed on such supplemented or amended Schedule would, individually or in the aggregate, be reasonably likely to prevent, materially delay or impair the Buyers’ ability to consummate the transactions contemplated by this Agreement, then the Seller Parties may elect to terminate this Agreement, within 15 days after receipt of the supplemented or amended Schedule, by providing written notice thereof to the Buyers; provided, however, that if the Seller Parties do not exercise such right to terminate this Agreement within such 15-day period, then (i) the Seller Parties will be deemed to have forever waived any right to terminate this Agreement based upon such supplement or amendment, except when considered in the aggregate with subsequent supplements or amendments, (ii) the Seller Parties will be deemed to have accepted such supplement or amendment, and (iii) such supplement or amendment will be deemed to supplement or amend the Buyers’ Schedules.  If the Seller Parties elect to terminate this Agreement pursuant to this Section 7.16(e), then the Buyers will have a 20-day period to cure the event causing the amended or supplemented Schedule, provided that, if so cured within such 20-day period, this Agreement shall not be terminated.

(f)                                    Together with any supplement or amendment to the Schedules pursuant to this Section 7.16, the party delivering such supplement or amendment shall also deliver supplementary material, and any other explanatory material with respect to such amendment or supplement as reasonably requested by any other party, to the other parties (the “Reviewing Parties”).  Notwithstanding any other provision in this Agreement, and regardless of whether the conditions to the Closing in Article VIII have been satisfied or waived, in no event shall the Closing occur during the 15-day review period granted to the Reviewing Parties as provided in this Section 7.16 without the written consent of the Reviewing Parties.

7.17.                     Notice of Allocation of Acquired Assets.  The Buyers shall deliver to the Seller Parties, no later than four Business Days prior to the expected Closing Date, a written notice indicating the respective ownership percentage of each of PSI Energy and CG&E with respect to the Acquired Assets and Assumed Liabilities as of the Closing.  The parties hereto agree to use Commercially Reasonable Efforts to prepare the Ancillary Agreements to reflect the ownership percentages contained in such notice.

7.18.                     Post-Closing Start-Up.

(a)                                  In the event that the Buyers conduct a start-up (other than a Sellers-Initiated Start-Up) of the Wheatland Facility (a “Buyers-Initiated Start-Up”) within three months after the Closing Date, the Buyers shall give the Seller Parties written notice at least three days, or such shorter period as may be reasonably be required under the circumstances, prior to the planned date of the first Buyers-Initiated Start-Up, and the Buyers shall allow up to two individuals who are Seller Parties’ Representatives to attend the first Buyers-Initiated Start-Up in order to observe the operation of the Wheatland Facility.  The Seller Parties shall solely be observers of the Buyers-Initiated Start-Up and shall have no authority with respect to the operational parameters of any Buyers-Initiated Start-Up.  The Buyers shall be solely responsible for all costs related to any Buyers-Initiated Start-Up.

(b)                                 Within 30 days after the Closing Date, the Seller Parties may deliver a written notice to the Buyers requesting that the Buyers initiate one start-up of the Wheatland Facility (a “Sellers-Initiated Start-Up”).  In the event such a notice is delivered, the Buyers shall use Commercially Reasonable Efforts to conduct such Sellers-Initiated Start-Up within 30 days of the delivery of such notice to the Buyers, subject to reasonable delay for weather conditions, fuel availability and other reasonable factors that might delay such Sellers-Initiated Start-Up.  The Buyers shall allow up to two individuals who are Seller Parties’ Representatives to attend the Sellers-Initiated Start-Up in order to observe the operation of the Wheatland Facility.  The Seller Parties shall solely be observers of the Sellers-Initiated Start-Up and shall have no authority with respect to the operational parameters of the Sellers-Initiated Start-Up.  The Seller Parties shall pay to the Buyers the difference between the market price of the electricity sold during the Sellers-Initiated Start-Up and the price of the natural gas used to generate such electricity, also known as the spark spread.

(c)                                  Notwithstanding Sections 7.18(a) and (b), in no event shall the Buyers be obligated to (i) conduct a Sellers-Initiated Start-Up if the Buyers have already conducted a Buyers-Initiated Start-Up in compliance with Section 7.18(a) or (ii) allow the Seller Parties’

Representatives to observe more than one start-up of the Wheatland Facility, regardless of whether such observed start-up was a Buyers-Initiated Start-Up or a Sellers-Initiated Start-Up.

(d)                                 For the avoidance of doubt, the occurrence of a Buyers-Initiated Start-Up or a Sellers-Initiated Start-Up shall in no way limit or modify (i) the representations and warranties of the Seller Parties, including those contained in Section 5.19(b), (ii) the indemnification obligations of the Seller Partiers pursuant to Article IX or (iii) the survival periods of any of the provisions of this Agreement as set forth in Section 11.3.

7.19.                     Waiver of Indiana Responsible Transfer Property Law.  The Sellers shall comply with the provisions of section 2(b) of the Indiana Responsible Transfer Property Law (Ind. Code § 13-25-3), to the extent applicable, in connection with the conveyance of the Owned Real Property to the Buyers; provided, however, that each of the Buyers hereby (a) waives the 30 day advance delivery requirement set forth in section 13-25-3-2(a) of the Indiana Responsible Transfer Property Law, and (b) acknowledges its awareness of the purpose and intent of the disclosure document referred to therein

7.20.                     Certain Transmission Matters.  On or prior to the Closing Date, the Seller Parties shall, and shall cause their Affiliates to, take all necessary actions required to delist all of the units at the Wheatland Facility as capacity resources for PJM.  From and after the Closing Date, the Seller Parties shall not, and shall cause their Affiliates not to, use any of the units at the Wheatland Facility for any capacity obligations of the Seller Parties or their Affiliates.  No later than May 31, 2006, the Seller Parties shall, and shall cause their Affiliates to, cease utilizing any of the units at the Wheatland Facility as a source for the purposes of transmission service or transmission service reservations.  If any of the Seller Parties or any of their Affiliates have an existing transmission service reservation from the Wheatland Facility on June 1, 2006, such Seller Parties shall, or shall cause their Affiliates to, either terminate such transmission service reservation or, if reasonably acceptable to both the Seller Parties and the Buyers, assign such transmission service agreement to the Buyers.

ARTICLE VIII
CONDITIONS

8.1.                            Conditions to Each Party’s Obligations to Effect the Transaction.  The respective obligations of each party to effect the sale and purchase of the Acquired Assets shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, except as may be waived in writing pursuant to Section 11.2 by the joint action of the parties hereto:

(a)                                  The waiting period under the HSR Act applicable to the consummation of the sale of the Acquired Assets contemplated hereby shall have expired or been terminated;

(b)                                 No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Acquired Assets contemplated hereby shall have been issued and remain in effect (each party agreeing to use Commercially Reasonable Efforts to have any such injunction, order or decree lifted); and no Law shall have been enacted by any Governmental Entity which prohibits the consummation of the sale of the Acquired Assets;

(c)                                  All consents and approvals for the consummation of the sale of the Acquired Assets required under the terms of any note, bond, mortgage, indenture, contract, Permit or other agreement to which the Seller Parties or the Buyers, or any of their Subsidiaries, are a party shall have been obtained, other than those which if not obtained, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and

(d)                                 Subject to Section 11.16, the Sellers Required Regulatory Approvals and the Buyers Required Regulatory Approvals shall have been obtained by a Final Order.

8.2.                            Conditions to Obligation of the Buyers.  The obligation of the Buyers to effect the purchase of the Acquired Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as may be waived by the Buyers in writing pursuant to Section 11.2:

(a)                                  There shall not have occurred since the date of this Agreement and be continuing a Material Adverse Effect or any events or conditions which are reasonably likely to have a Material Adverse Effect;

(b)                                 The Seller Parties shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Seller Parties on or prior to the Closing Date;

(c)                                  Each of the representations and warranties of the Seller Parties set forth in this Agreement that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that such representations and warranties that are made as of a specific date need only be true and correct as of such date;

(d)                                 Each of the representations and warranties of the Seller Parties that are qualified by materiality or Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that such representations and warranties that are made as of a specific date need only be true and correct as of such date;

(e)                                  Each of the Buyers shall have received a certificate from an authorized officer of each of the Seller Parties, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), 8.2(b), 8.2(c) and 8.2(d) have been satisfied;

(f)                                    The Seller Parties shall have complied with the delivery requirements of Section 4.3;

(g)                                 All Permits and material Environmental Permits shall have been transferred to the Buyers or, if such Permits and Environmental Permits are not transferable, shall have been modified or reissued to the Buyers, except to the extent that applicable Laws (including, without limitation, applicable Environmental Laws) would allow the Buyers to lawfully own and operate the Wheatland Facility and the Site after the Closing Date in the manner in which they are currently operated without such conditions having been satisfied;

(h)           Subject to Section 11.16, the Final Orders of any Governmental Entity having authority over the transactions contemplated by this Agreement shall have been received, and such Final Orders shall not impose terms or conditions which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or a material adverse effect on the business, assets, operations or conditions of either of the Buyers, in the context of the transaction contemplated hereby and as determined by the board of directors of either of the Buyers based on the advice of the Buyers’ Representatives; and

(i)            The Seller Parties shall have delivered evidence, reasonably satisfactory in form and substance to the Buyers, of the full and irrevocable release of all Encumbrances on the Acquired Assets arising under or relating to the Existing Debt Documents.

8.3.         Conditions to Obligation of the Seller Parties.  The obligation of the Seller Parties to effect the sale of the Acquired Assets contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as may be waived by the Seller Parties in writing pursuant to Section 11.2:

(a)           The Buyers shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Buyers on or prior to the Closing Date;

(b)           Each of the representations and warranties of the Buyers set forth in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that such representations and warranties that are made as of a specific date need only be true and correct as of such date;

(c)           Each of the representations and warranties of the Buyers that are qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that such representations and warranties that are made as of a specific date need only be true and correct as of such date;

(d)           The Seller Parties shall have received a certificate from an authorized officer of each of the Buyers, dated the Closing Date, to the effect that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(c) have been satisfied;

(e)           The Buyers shall have complied with the delivery requirements of Section 4.4; and

(f)            Subject to Section 11.16, the Final Orders of any Governmental Entity having authority over the transactions contemplated by this Agreement shall have been received, and such Final Orders shall not impose terms or conditions which would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, assets, operations or conditions of any of the Seller Parties, in the context of the transactions contemplated hereby and as determined by the board of directors of AESC based on the advice of the Seller Parties’ Representatives.

ARTICLE IX
INDEMNIFICATION

9.1.                            Indemnification.

(a)                                  From and after the Closing Date, subject to the limitations set forth in this Section 9.1(a), and provided that the Buyers Indemnified Party makes a written claim for indemnification against the Seller Parties pursuant to Section 11.4 within the survival period set forth in Section 11.3, the Seller Parties shall, jointly and severally, indemnify, defend and hold harmless each of the Buyers and their Affiliates, and their respective directors, officers, employees, shareholders and agents (each, a “Buyers Indemnified Party”) from and against any and all claims, demands or suits (by any Person), losses, Liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith) (each, an “Indemnifiable Loss”) asserted against or suffered by the Buyers Indemnified Parties relating to, resulting from or arising out of (i) any breach by any of the Seller Parties of any of the representations and warranties of the Seller Parties contained in this Agreement, or any inaccurate statement in the certificate delivered pursuant to Section 8.2(e), (ii) any breach by any of the Seller Parties of any covenant or agreement of the Seller Parties contained in this Agreement, (iii) any Excluded Liabilities, (iv) any failure of the Seller Parties to comply with applicable bulk sales Laws or (v) the matters disclosed on any supplemented or amended Schedules provided by the Seller Parties pursuant to Section 7.16(c).  Notwithstanding the foregoing, (A) the Seller Parties shall have no Liability under Sections 9.1(a)(i) or 9.1(a)(v) for Indemnifiable Losses (other than Indemnifiable Losses pursuant to Section 7.8), unless and until the aggregate Indemnifiable Losses incurred by the Buyers Indemnified Parties exceed $750,000 in which case the Seller Parties shall be jointly and severally liable for all losses in excess of $750,000, (B) in no event shall the Seller Parties’ aggregate Liability under Sections 9.1(a)(i) and 9.1(a)(v) exceed $50,000,000 in the aggregate; (C) in no event shall the Seller Parties’ aggregate Liability under Section 9.1(a)(ii) exceed the amount of the Purchase Price; and (D) for purposes of calculating the amount of Indemnifiable Losses, all references to materiality or similar qualifiers or Material Adverse Effect shall be disregarded.

(b)                                 From and after the Closing Date, subject to the limitations set forth in this Section 9.1(b), and provided that the Sellers Indemnified Party makes a written claim for indemnification against the Buyers pursuant to Section 11.4 within the survival period set forth in Section 11.3, the Buyers shall, jointly and severally, indemnify, defend and hold harmless each of the Seller Parties and their Affiliates, and their respective directors, officers, employees, shareholders and agents (each, a “Sellers Indemnified Party”) from and against all Indemnifiable Losses asserted against or suffered by the Sellers Indemnified Parties relating to, resulting from or arising out of (i) any breach by either of the Buyers of any of the representations and warranties of the Buyers contained in this Agreement, or any inaccurate statement in the certificate delivered pursuant to Section 8.3(d), (ii) any breach by either of the Buyers of any covenant or agreement of the Buyers contained in this Agreement, or (iii) the Assumed Liabilities.  Notwithstanding the foregoing, (A) the Buyers shall have no Liability under Section 9.1(b)(i) for Indemnifiable Losses (other than Indemnifiable Losses pursuant to Section 7.8), unless and until the aggregate Indemnifiable Losses incurred by the Sellers Indemnified Parties exceed $750,000 in which case the Buyers shall be jointly and severally liable for all losses in excess of $750,000; (B) in no event shall the Buyers’ aggregate Liability under Section 9.1(b)(i) exceed $50,000,000; (C) in no event shall the Buyers’ aggregate Liability under Section 9.1(b)(ii) exceed the amount of the Purchase Price; and (D) for purposes of calculating the amount of Indemnifiable Losses, all references to materiality, material adverse effect or similar qualifiers shall be disregarded.

(c)                                  Any Person entitled to receive indemnification under this Agreement (an “Indemnitee”) having a claim under these indemnification provisions shall make a good faith effort to recover all Indemnifiable Losses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder; provided that in no event shall an Indemnitee be required to initiate litigation or arbitration against an insurance provider before receiving payment for any Indemnifiable Loss pursuant to this Article IX.  The amount of Indemnifiable Loss will be (i) reduced to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss and (ii) reduced or increased to take into account any net Tax benefit or burden recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any payment actually received with respect to an Indemnifiable Loss.

(d)                                 The expiration, termination or extinguishment of any representation, warranty, covenant or agreement pursuant to Section 11.3 shall not affect the parties’ obligations under this Section 9.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the “Indemnifying Party”) with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

(e)                                  Following the Closing and except with respect to intentional breaches of this Agreement, willful misconduct or fraud, the remedies set forth in this Article IX will be the sole and exclusive remedies for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings in connection with, arising from or relating to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and are in lieu of any and all other rights and remedies which the Seller Parties or the Buyers may have under this Agreement or otherwise for relief (monetary or otherwise) with respect to any breach of or failure to perform under this Agreement and the Ancillary Agreements or otherwise with respect to the transactions contemplated hereby and thereby, including with respect to the Assumed Liabilities or Excluded Liabilities.  Each party waives any provision of Law to the extent that it would limit or restrict the agreements contained in this Article IX.  Nothing herein shall prevent either party from terminating this Agreement in accordance with Article X.

(f)                                    Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, to the maximum extent permitted by applicable Law.

9.2.                            Defense of Claims.

(a)                                  If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third Party Claim”) with respect to which indemnification is to be sought from the Indemnifying Party, the Indemnitee will give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 15 days after the Indemnitee’s receipt of written notice of such Third Party Claim.  Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee.  The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at the Indemnifying Party’s own expense and by the Indemnifying Party’s own counsel (reasonably acceptable to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense at such Indemnitee’s own expense.

(b)                                 If within 10 days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if at any time the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof; provided further, that if, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Indemnitee and the Indemnifying Party exists in respect of such Third Party Claim, the Indemnifying Party shall pay reasonable fees and expenses of one additional counsel as may be required to be retained in order to resolve such conflict.  The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense of any such Third Party Claim (other than during any period in which the Indemnitee has failed to give notice of the Third Party Claim as provided above).  If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense.  If the Indemnifying Party chooses to defend or bring any Third Party Claim, the Indemnitee shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnitee and its Affiliates from the full amount of Liability in connection with such Third Party Claim; provided, however, that, without the consent of the Indemnitee, the Indemnifying Party shall not consent to, and the Indemnitee shall not be required to agree to, the entry of any judgment or entry into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnitee or any of its Affiliates or (ii) does not include as an unconditional term thereof the giving of a release from all Liability with respect to such claim by each claimant or plaintiff to each Indemnitee that is the subject of such Third Party Claim.

(c)                                  Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a “Direct Claim”) will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, and the Indemnifying Party will have a period of 30 days within which to respond to such Direct Claim.  If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party will be deemed to have accepted such claim.  If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

(d)                                 If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith will promptly be repaid by the Indemnitee to the Indemnifying Party, but in any event not later than 30 days after receipt of such reduction by the Indemnitee.  Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to, and the Indemnitee shall provide the Indemnifying Party a written assignment of, all rights of the Indemnitee against any third party (including any insurer) in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party will then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subject in right of payment to the Indemnitee’s rights against such third party.  Without limiting the generality or effect of any other provision hereof, each such Indemnitee and the Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party.  Nothing in this Section 9.2(d) shall be construed to require any party hereto to obtain or maintain any insurance coverage.

(e)                                  A failure to give timely notice as provided in this Section 9.2 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

ARTICLE X
TERMINATION AND ABANDONMENT

10.1.                     Termination.

(a)                                  This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of the Seller Parties and the Buyers.

(b)                                 This Agreement may be terminated by the Seller Parties or the Buyers if the Closing contemplated hereby shall have not occurred on or before December 31, 2005 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

(c)                                  This Agreement may be terminated by the Seller Parties or the Buyers if (i) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappealable or (ii) any Law shall have been enacted by any Governmental Entity which prohibits the consummation of the Closing.

(d)                                 This Agreement may be terminated by the Buyers if there shall have been a material breach of any representation or warranty, or a material breach of any covenant or agreement of the Seller Parties hereunder, which breach would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect and such breach has not been cured by the Seller Parties within 30 Business Days after the Seller Parties have Knowledge of such breach.

(e)                                  This Agreement may be terminated by the Seller Parties if there shall have been a material breach of any representation or warranty, or a material breach of any covenant or agreement of the Buyers hereunder, which breach would prevent, materially delay or materially impair the Buyers’ ability to consummate the transactions contemplated by this Agreement and such breach has not been cured by the Buyers within 30 Business Days after the Buyers have Knowledge of such breach.

(f)                                    This Agreement may be terminated by the Buyers as contemplated in Section 7.11(b).

(g)                                 This Agreement may be terminated by the Seller Parties or the Buyers in accordance with the provisions of Section 7.16.

10.2.                     Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by either the Seller Parties or the Buyers pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto.  If this Agreement is terminated as provided herein:

(a)                                  None of the parties hereto nor any of their respective trustees, directors, officers, Affiliates, as the case may be, shall have any Liability or further obligation to the other parties or any of their respective trustees, directors, officers or Affiliates, as the case may be, pursuant to this Agreement, except (i) that nothing herein shall relieve any party from Liability for any material breach of any representation, warranty, covenant, or agreement of such party contained in this Agreement and (ii) that Sections 7.2(b), 7.3, 7.8, 10.2, 11.1, 11.2, 11.4 through 11.6, and 11.8 through 11.10 and 11.12 through 11.15 shall survive such termination; and

(b)                                 All filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Entity or other Person to which they were made.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1.                     Amendment and Modification.  Subject to applicable Law, this Agreement may be amended, modified or supplemented only by written agreement of the Seller Parties and the Buyers.

11.2.                     Waiver of Compliance.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

11.3.                     Survival.

(a)                                  The representations and warranties of the Seller Parties contained herein or in any certificates or documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of 24 months following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 5.10 shall survive for a period of five years following the Closing Date, (ii) the representations and warranties set forth in Section 5.19(b) shall survive for a period of three months following the Closing Date, and (iii) the representations and warranties set forth in Sections 5.2, 5.3, 5.8, 5.17, 5.19(a), 5.22 and 5.23 shall survive until 90 days after the expiration of the applicable statute of limitations (giving effect to extensions or waivers thereof; provided, however, that nothing contained in this Agreement shall be deemed to require any of the parties to agree to any such extension or waiver).

(b)                                 The representations and warranties of the Buyers contained herein or in any certificates or documents delivered pursuant to this Agreement on the Closing Date shall survive the Closing for a period of 24 months following the Closing Date; provided, however, that the representations and warranties set forth in Sections 6.2, 6.6, 6.7 and 6.8 shall survive until 90 days after the expiration of the applicable statute of limitations (giving effect to extensions or waivers thereof; provided, however, that nothing contained in this Agreement shall be deemed to require any of the parties to agree to any such extension or waiver).

(c)                                  The covenants and agreements in Article IX shall survive the Closing and shall remain in full force and effect for such period as is necessary to resolve any claim made with respect to any representation, warranty, covenant or agreement contained herein during the survival period thereof, and the covenants and agreements of the parties contained in Articles II, III, VII and XI of this Agreement shall survive the Closing for (i) the time period(s) set forth in the respective Sections contained in such Articles, or (ii) if no time period is so specified, until 90 days after the expiration of the applicable statute of limitations.

11.4.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

(a)                                  If to the Seller Parties, to:

Allegheny Energy Supply Company, LLC

4350 Northern Pike – 4 North

Monroeville, PA  15146-2841

Facsimile:  (412) 856-2789

Attention:  Deputy General Counsel

with a copy to:

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA  15601-1689

Facsimile:  (724) 830-5151

Attention:  President

and

Gray, Plant, Mooty, Mooty & Bennett, P.A.

500 IDS Center

80 South Eighth Street

Minneapolis, MN 55402

Facsimile:  (612) 632-4388

Attention:  Joseph T. Kinning, Esq.

(b)                                 If to PSI Energy, to:

PSI Energy, Inc.

1000 East Main Street

Plainfield, IN  46168

Facsimile:  (317) 838-2111

Attention:  Kay E. Pashos, President

with a copy to:

Cinergy Corp.

139 East Fourth Street

Cincinnati, OH  45202

Facsimile:  (513) 287-4090

Attention:  Douglas C. Taylor, Vice President, Corporate Development

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC  20005

Facsimile:  (202) 393-5760

Attention:  Pankaj K. Sinha, Esq.

(c)                                  If to CG&E, to:

The Cincinnati Gas & Electric Company

139 East Fourth Street

Cincinnati, OH  45202

Facsimile:  (513) 287-4031

Attention:  Gregory C. Ficke, President

with a copy to:

Cinergy Corp.

139 East Fourth Street

Cincinnati, OH  45202

Facsimile:  (513) 287-4090

Attention:  Douglas C. Taylor, Vice President, Corporate Development

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC  20005

Facsimile:  (202) 393-5760

Attention:  Pankaj K. Sinha, Esq.

11.5.                     Assignment; No Third-Party Beneficiaries.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, including by operation of Law without the prior written consent of the other party, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder.  Without limiting the generality of the foregoing, no provision of this Agreement will create any third-party beneficiary rights in any employee or former employee of the Seller Parties or any of their Affiliates (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement will create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

11.6.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Indiana (regardless of the Laws that might otherwise govern under applicable Indiana principles of conflicts of law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies, except where Indiana Law is preempted by federal Law, in which event federal Law shall govern.

11.7.                     Counterparts.  This Agreement may be executed and delivered (including via facsimile) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8.                     Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

11.9.                     Schedules and Exhibits.  All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

11.10.              Entire Agreement.  This Agreement, the Confidentiality Agreement and the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.  This Agreement and the Ancillary Agreements supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such transactions other than the Confidentiality Agreement.

11.11.              Bulk Sales or Transfer Laws.  The Buyers acknowledge that the Seller Parties will not comply with the provision of any bulk sales or transfer Laws of any jurisdiction in connection with the transactions contemplated by this Agreement.  The Buyers hereby waive compliance by the Sellers with the provisions of the bulk sales or transfer Laws of all applicable jurisdictions.

11.12.              Consent to Jurisdiction.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts located in the State of Indiana in any action, suit or proceeding arising out of or relating to this Agreement or the Ancillary Agreements or any of the transactions contemplated hereby or thereby, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Indiana other than for such purpose.  Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

11.13.              Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.14.              Waiver of Consequential, Etc. Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXCEPT TO THE EXTENT RESULTING FROM ANY THIRD PARTY CLAIM OR FROM FRAUD OR WILLFUL MISCONDUCT, THE BUYERS SHALL NOT BE LIABLE

TO THE SELLER PARTIES, NOR SHALL THE SELLER PARTIES BE LIABLE TO THE BUYERS, FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES) RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.15.              Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that prior to the Closing, the parties will be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

11.16.              Change of Structure.  Notwithstanding anything in this Agreement to the contrary, (a) if, with respect to Buyers Required Regulatory Approvals, all required IURC approvals with respect to PSI Energy have not been obtained by November 20, 2005, and all required FERC and SEC approvals have been obtained by November 30, 2005, then, subject to the satisfaction of the other conditions contained in Article VIII, CG&E alone will acquire the Wheatland Facility pursuant to this Agreement and all references in this Agreement to “Buyers” shall be deemed to refer to CG&E only (and not PSI Energy) and PSI Energy shall have no further rights or obligations under this Agreement, or (b) if, with respect to Buyers Required Regulatory Approvals, all required IURC approvals and FERC Approvals have been obtained, but all required SEC approvals under the Holding Company Act for CG&E have not been obtained by November 30, 2005, then, subject to the satisfaction of the other conditions contained in Article VIII, PSI Energy alone will acquire the Wheatland Facility pursuant to this Agreement and all references in this Agreement to “Buyers” shall be deemed to refer to PSI Energy only (and not CG&E) and CG&E shall have no further rights or obligations under this Agreement.  Notwithstanding the foregoing, the Seller Parties acknowledge that, prior to November 20, 2005, the Buyers shall have sole discretion to allocate the ownership of the Acquired Assets and the Assumed Liabilities between the Buyers (including by allocating 100% of the Acquired Assets and Assumed Liabilities to one Buyer) provided the Buyer Required Regulatory Approvals necessary for Closing the transaction with the selected allocation have been received by November 20, 2005.  In the event the Buyers determine, and give written notice pursuant to Section 7.17, that either PSI Energy or CG&E shall acquire 100% of the Acquired Assets and Assumed Liabilities, all references in this Agreement to “Buyers” shall be deemed to refer to the one applicable Buyer (and not the other Buyer) and the other Buyer shall have no further rights or obligations under this Agreement.  The parties hereto agree to use their Commercially Reasonable Efforts to amend this Agreement and the Ancillary Agreements if necessary to reflect any revised transaction structure discussed in this Section 11.16.

11.17.              Certain Approvals.  The parties hereto agree that in the event FERC approval under section 203 of the Federal Power Act, in form and substance sufficient to satisfy the requirements of Section 8.2(h), is received on or before December 20, 2005, and FERC approval under section 205 of the Federal Power Act is not received by the Buyers on or before December 29, 2005, then FERC approval under section 205 of the Federal Power Act shall no longer be deemed to be a Buyers Required Regulatory Approval (and thus shall no longer be deemed to constitute a condition to the Closing) and, subject to the satisfaction of the other conditions contained in Article VIII, the Closing shall occur on December 30, 2005; provided that, in no event shall the Closing occur if, prior to December 30, 2005, the FERC has issued an adverse order with respect to the filing made by the Buyers under section 205 of the Federal Power Act.

[Remainder of this page is blank. Signature page follows.]

IN WITNESS WHEREOF, the Seller Parties and the Buyers have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

BUYERS:		SELLER PARTIES:

PSI ENERGY, INC.		ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:	/s/ Kay Pashos
	Name: Kay Pashos	By:	/s/John P. Campbell
	Title: President		Name: John P. Campbell
Title: Vice President

THE CINCINNATI GAS & ELECTRIC COMPANY		ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC

By:	/s/ Gregory C. Ficke	By:	/s/ John P. Campbell
	Name: Gregory C. Ficke		Name: John P. Campbell
	Title: President		Title: Vice President

LAKE ACQUISITION COMPANY, L.L.C.

		By:	/s/ John P. Campbell
Name: John P. Campbell
Title: Vice President

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made effective as of the      day of             , 2005, by and among PSI Energy, Inc., an Indiana corporation (“PSI Energy”), and The Cincinnati Gas & Electric Company, an Ohio corporation (“CG&E” and, together with PSI Energy, collectively, the “Buyers”), and Allegheny Energy Supply Wheatland Generating Facility, LLC, a Delaware limited liability company and a wholly owned subsidiary of AESC (“Wheatland LLC”), Lake Acquisition Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of AESC (“Lake LLC”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AESC” and, together with Wheatland LLC and Lake LLC, the “Seller Parties”).

WHEREAS, the Seller Parties and the Buyers have entered into an Asset Purchase Agreement dated as of May 5, 2005 (the “Asset Purchase Agreement”; capitalized terms used herein but not otherwise defined herein having the meanings given to such terms in the Asset Purchase Agreement), pursuant to which, subject to the terms and conditions set forth therein, the Seller Parties have agreed to assign to the Buyers all of the Seller Parties’ right, title and interest in and to the Assumed Contracts and the Leases, and the Buyers have agreed to assume the Assumed Liabilities, in the proportions set forth on Schedule A.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Seller Parties and the Buyers hereby agree as follows:

1.                                       Assignment of Contracts.  Subject to the terms and conditions of the Asset Purchase Agreement, the Seller Parties hereby assign and transfer to the Buyers (in the percentages set forth on Schedule A), and the Buyers (in the percentages set forth on Schedule A) hereby take assignment of and assume from the Seller Parties, all of the Seller Parties’ right, title and interest in and to the Assumed Contracts and any other agreements or contracts included in the Acquired Assets.  Notwithstanding the foregoing, the Seller Parties do not assign or transfer any agreement or contract or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach or violation thereof or impose any obligation or liability on the Seller Parties unless and until such a consent has been obtained.

2.                                       Assumption of Liabilities.  The Buyers (in the percentages set forth on Schedule A) hereby assume and satisfy, and agree to pay, perform, fulfill and discharge when due, the Assumed Liabilities.

3.                                       Asset Purchase Agreement.  This Agreement is being executed and delivered pursuant and subject to the Asset Purchase Agreement.  Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim or remedy created by the Asset Purchase Agreement.  In the event of any conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

4.                                       Successor and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.                                       Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

6.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of this          day of                , 2005.

PSI ENERGY, INC.

By:
Name:
Title:

THE CINCINNATI GAS & ELECTRIC COMPANY

By:
Name:
Title:

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:
Name:
Title:

ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC

By:
Name:
Title:

LAKE ACQUISITION COMPANY, L.L.C.

By:
Name:
Title:

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SCHEDULE A

Allocation of Contracts and Assumed Liabilities Between the Buyers

Buyer	Percent Allocation

PSI Energy	[ ]	%(1)

CG&E	[ ]	%

(1) To be determined prior to Closing pursuant to the Asset Purchase Agreement.

EXHIBIT B

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made effective as of the      day of             , 2005, by Allegheny Energy Supply Wheatland Generating Facility, LLC, a Delaware limited liability company (“Wheatland LLC”), Lake Acquisition Company, L.L.C., a Delaware limited liability company (“Lake LLC”), and Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“AESC” and, together with Wheatland LLC and Lake LLC, the “Seller Parties”), to PSI Energy, Inc., an Indiana Corporation (“PSI Energy”), and The Cincinnati Gas & Electric Company, an Ohio corporation (“CG&E” and, together with PSI Energy, the “Buyers”).(1)

WHEREAS, the Seller Parties and the Buyers have entered into an Asset Purchase Agreement dated as of May 5, 2005 (the “Asset Purchase Agreement”; capitalized terms used herein but not otherwise defined herein having the meanings given to such terms in the Asset Purchase Agreement) providing for, subject to the terms and conditions set forth therein, the sale, assignment, conveyance, transfer and delivery by the Seller Parties to the Buyers of the Acquired Assets.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers hereby sell, assign, convey, transfer and deliver (or cause to be sold, assigned, conveyed, transferred and delivered) to the Buyers (in the percentages set forth on Schedule A) all of the Seller Parties’ respective rights, title and interests in and to the Acquired Assets other than the Assumed Contracts, which are being assigned and transferred to the Buyers pursuant to the Assignment and Assumption Agreement of even date herewith between the Seller Parties and the Buyers.

This Bill of Sale is being executed and delivered pursuant and subject to the Asset Purchase Agreement.  Nothing in this Bill of Sale shall, or shall be deemed to, defeat, limit, alter, impair, enhance or enlarge any right, obligation, claim or remedy created by the Asset Purchase Agreement.  In the event of any conflict between this Bill of Sale and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

This Bill of Sale shall be binding upon the Seller Parties and their successors and permitted assigns and shall inure to the benefit of the Buyers and their respective successors and permitted assigns.

This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

(1) Note that if PSI Energy or CG&E acquires 100% of the Acquired Assets, then this Bill of Sale will be revised to remove the entity that is not acquiring any of the Acquired Assets.

This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be executed and delivered as of this       day of               , 2005.

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

By:
Name:
Title:

ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC

By:
Name:
Title:

LAKE ACQUISITION COMPANY, L.L.C.

By:
Name:
Title:

Acknowledged and accepted as of this

     day of              , 2005.

PSI ENERGY, INC.

By:
Name:
Title:

THE CINCINNATI GAS & ELECTRIC COMPANY

By:
Name:
Title:

2

SCHEDULE A

Allocation of Assets Between the Buyers

Buyer	Percent Allocation

PSI Energy	[ ]	%(2)

CG&E	[ ]	%

(2) To be determined prior to Closing pursuant to the Asset Purchase Agreement.

EXHIBIT C

FORM OF DEEDS

This Instrument Was Prepared By:

Gray Plant Mooty

500 IDS Center, 80 South 8th St.

Minneapolis, Minnesota  55402-3796

Attention:  John D. Giudicessi, Esq.

After Recording, Mail To:

Cinergy/PSI

1000 East Main Street

Plainfield, Indiana  46168

Attention:  John B. Scheidler, Esq.

Send Subsequent Tax Bills To:

Cinergy/PSI

1000 East Main Street

Plainfield, Indiana  46168

Attention:  Tax Department

[SUBJECT TO FORMATTING REVISIONS TO CONFORM

WITH LOCAL RECORDING REQUIREMENTS]

SPECIAL WARRANTY DEED

THIS INDENTURE is made as of this [    ] day of [          ], 2005 from [ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC/LAKE ACQUISITION COMPANY, L.L.C.], a Delaware limited liability company having its principal place of business at 4530 Northern Pike – 4 North, Monroeville, Pennsylvania 15146-2841 (“Grantor”), to PSI ENERGY, INC., an Indiana corporation having its principal place of business at 1000 East Main Street, Plainfield, Indiana 46168 (“PSI”), and THE CINCINNATI GAS & ELECTRIC COMPANY, an Ohio corporation having its principal place of business at 139 East Fourth Street, Cincinnati, Ohio 45202 (“CG&E” and collectively with PSI, “Grantee”), as tenants in common as more particularly set forth below.   [Grantor is formerly known as West Fork Land Development Company, LLC, a Delaware limited liability company.]

WITNESSETH, that Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Grantee, the receipt whereof is hereby acknowledged, by these presents does DEMISE, RELEASE, ALIEN AND CONVEY FOREVER unto (i) PSI and its successors and assigns, an undivided fifty percent (50%) interest as tenant in common and not as joint tenant with rights of survivorship and (ii) CG&E and its successors and assigns, an undivided fifty percent (50%) interest as tenant in common and not as joint tenant with rights of survivorship, in and to all of that certain real estate, situated in the County of Knox and State of Indiana, which real estate is more particularly described on Exhibit A attached hereto, together with, all and singular, all the estate, right, title, interest, claim or demand whatsoever of Grantor, either in law or equity, of, in and to (i) the easements, rights of way, servitudes and other hereditaments and appurtenances thereunto belonging, or in anyway appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, (ii) all buildings, structures, fixtures and other improvements located thereon and (iii) the streets adjacent thereto (collectively, the “Property”), subject to the matters set forth in Exhibit B attached hereto (the “Permitted Encumbrances”): TO HAVE AND TO HOLD the Property, unto Grantee, and each of their respective successors and assigns forever.

And Grantor, for itself, and its successors, does covenant, promise and agree, to and with Grantee and each of their respective successors and assigns, that, except for Permitted Encumbrances, it has not done or suffered to be done, anything whereby the Property is, or may be, in any manner encumbered or charged, except as herein recited; and that Grantor WILL WARRANT AND DEFEND the title to the Property to said Grantee and their respective successors and assigns, against the lawful claims and demands of all persons claiming through or under the said Grantor or its predecessor corporations by merger, consolidation, change of name, etc., except for the Permitted Encumbrances.

[Signature Page Follows]

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IN WITNESS WHEREOF, Grantor has caused its name to be signed to these presents by the undersigned authorized signatory as of the day and year first above written.

Grantor:	[ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC/LAKE ACQUISITION COMPANY, L.L.C.], a Delaware limited liability company

By:
Name:
Title:

STATE OF
SS
COUNTY OF

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that                                                personally known to me to be                           of [ALLEGHENY ENERGY SUPPLY WHEATLAND GENERATING FACILITY, LLC/LAKE ACQUISITION COMPANY, L.L.C.], a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as                 of such limited liability company, as his free and voluntary act and as the free and voluntary act and deed of such limited liability company, for the uses and purposes therein set forth.

Given under my hand and official seal this           day of                , 2005.

Notary Public

Printed Name:

My County of Residence:
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

[TO BE ADDED FROM FINAL TITLE COMMITMENT]

Tax Indentification Numbers:  [            ]

EXHIBIT B

PERMITTED EXCEPTIONS

[To Be Reasonably Agreed Upon by the Parties Prior to Closing]

EXHIBIT D

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that such withholding of tax is not required upon the disposition of a U.S. real property interest by Allegheny Energy Supply Company, LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust,  or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder);

2.         Transferor is not a disregarded entity as defined in Treasury Regulation §1.1445-2(b)(2)(iii);

3.         Transferor’s U.S. employer identification number is              ; and

4.         Transferor’s office address is                                  .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

By:
Name:
Title:

Dated: , 2005